                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                      IN HOME HEALTH, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       IN HOME HEALTH, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Items 22(a)(2) of Schedule A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                                         7-18-95
                                                                         REVISED
                                                                     PRELIMINARY
                                                                 PROXY MATERIALS
                              IN HOME HEALTH, INC.
                           CARLSON CENTER, SUITE 500
                             601 LAKESHORE PARKWAY
                        MINNETONKA, MINNESOTA 55305-5214

                                                            [DATE]
Dear Stockholder:

    At a special meeting called for [DATE], stockholders of In Home Health, Inc. (the "Company") will be asked to consider a proposed investment of approximately $41.9 million in the Company by Manor Healthcare Corp. ("Manor Healthcare"). Approximately $21.9 million of this investment will provide the funding for a tender offer by the Company to repurchase approximately 40% of the Company's outstanding Common Stock. Company stockholders will receive separate written materials describing the tender offer.

    The proposed Manor Healthcare investment is described in the attached Proxy Statement, which I invite you to review carefully. Stockholders are being asked to authorize the sale and issuance to Manor Healthcare of approximately 6,440,000 shares of Common Stock, 200,000 shares of Series A Preferred Stock and a three-year warrant to purchase up to 6,000,000 additional shares of Common Stock. The Series A Preferred Stock would pay a 12% cumulative dividend, would be convertible into 10,000,000 shares of Common Stock and would have voting rights on an as-if-converted basis. On completion of its investment, Manor Healthcare would directly own shares representing approximately 63% of the then existing voting power of the Company. Upon full exercise of the three-year warrant, Manor Healthcare would own approximately 70% of the Company's combined voting power and would effectively control the Company. The proposed investment is contingent upon the Company's stockholders tendering, and the Company repurchasing, a minimum of 5,635,000 shares of Common Stock in the Company tender offer, at a purchase price of $3.40 per share. The number of shares of Common Stock sold by the Company to Manor Healthcare will in all cases equal the number of shares of Common Stock tendered to and repurchased by the Company from current stockholders. If the Company repurchases the minimum number of shares, the Manor Healthcare investment would be reduced by $2.7 million to approximately $39.2 million, with an equivalent reduction in the proceeds to be used by the Company to fund the tender offer. Stockholders are also being asked to approve amendments to the Company's Articles of Incorporation and Stock Option Plans which are related to the Manor Healthcare investment. A complete discussion of the background and considerations relevant to the proposed Manor Healthcare investment begins at page 12 of the attached Proxy Statement (See "Investment Proposals").

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MANOR HEALTHCARE INVESTMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS RELATING TO THAT INVESTMENT.

    It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. Please note that a failure to vote in effect constitutes a vote against the proposals related to the Manor Healthcare investment. Accordingly, we urge you to take a moment now to sign, date and mail your proxy.

    On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                          Sincerely,

                                          Judy M. Figge
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              IN HOME HEALTH, INC.
                               ------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               [DATE OF MEETING]
                             MINNEAPOLIS, MINNESOTA
                             ---------------------

To the Stockholders of
 IN HOME HEALTH, INC.:

    Notice is hereby given that a Special Meeting of Stockholders of In Home Health, Inc. (the "Company") will be held on [WEEKDAY, DATE] at [TIME], local time, at [LOCATION], to consider and act upon three proposals (the "Investment Proposals") related to the Securities Purchase and Sale Agreement dated as of May 2, 1995 between the Company and Manor Healthcare Corp. ("Manor Healthcare"), as it may be amended from time to time (the "Purchase Agreement"). A copy of the Purchase Agreement as presently in effect is attached as Appendix I to the enclosed Proxy Statement. The Investment Proposals are summarized as follows:

    1. To approve the Purchase Agreement and the transactions on the part of the Company thereunder, including the issuance and sale to Manor Healthcare of approximately 6,440,000 shares of Common Stock, 200,000 shares of Series A Preferred Stock and a three-year warrant to purchase up to 6,000,000 additional shares of Common Stock (Proposal One);

    2. To approve an amendment to Article III of the Articles of Incorporation of the Company to provide that the Board of Directors, in designating the voting rights of any series of preferred stock, may provide that shares of preferred stock have voting rights equal to the number of shares of Common Stock into which they are convertible (Proposal Two);

    3. To approve amendments to the Company's 1987 and 1995 Stock Option Plans to: (i) provide that the options of non-employee directors of the Company will vest upon a change in control of the Company; (ii) increase the total number of shares of Common Stock available under the 1995 Stock Option Plan from 650,000 to 1,300,000 in order to permit the granting of options for an aggregate 650,000 shares to five officers or employees of the Company as of the closing of the Purchase Agreement; and (iii) impose a limit of 300,000 shares that can be issued to any participant under each Plan during any fiscal year (Proposal Three).

    THE APPROVAL OF EACH INVESTMENT PROPOSAL IS CONTINGENT UPON THE APPROVAL OF ALL INVESTMENT PROPOSALS. UNLESS ALL INVESTMENT PROPOSALS ARE APPROVED BY THE STOCKHOLDERS AT THE SPECIAL MEETING, NONE OF THE PROPOSALS WILL BE EFFECTED BY THE COMPANY. Holders of record of shares of Common Stock of the Company at the close of business on [RECORD DATE] are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.

                                          By Order of the Board of Directors,

                                          Kenneth J. Figge, SECRETARY

Minneapolis, Minnesota
[MAILING DATE]

    WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Proxies are revocable at any time prior to the time they are voted, and stockholders who are present at the Special Meeting may withdraw their proxies and vote in person if they so desire.

                              IN HOME HEALTH, INC.
                           CARLSON CENTER, SUITE 500
                             601 LAKESHORE PARKWAY
                        MINNETONKA, MINNESOTA 55305-5214

                            ------------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                                 [MEETING DATE]

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished by the Board of Directors of In Home Health, Inc. (the "Company") in connection with the solicitation of proxies to be voted at a Special Meeting of Stockholders which will be held at [LOCATION] at [TIME], local time, on [WEEKDAY], [DATE], and at any adjournments thereof (the "Special Meeting") for the purpose of submitting to a vote of the stockholders the proposals described in the attached Notice of Special Meeting (the "Investment Proposals"). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about [MAILING DATE].

    Shares represented by properly executed proxies received prior to or at the Special Meeting, unless such proxies have been revoked, will be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy of the Company, the proxy will be voted in accordance with the recommendations of the Board of Directors. Stockholders will not have dissenters' rights with respect to the Investment Proposals.

    A stockholder may revoke a proxy at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. Any written notice revoking a proxy should be sent to the attention of Kenneth J. Figge, Secretary, In Home Health, Inc., Carlson Center, Suite 500, 601 Lakeshore Parkway, Minnetonka, Minnesota 55305-5214.

    The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies by mail, but directors, officers, and regular employees of the Company may also solicit in person or by telephone, facsimile or mail. The Company has retained D.F. King & Company, Inc. to assist in the solicitation for a fee estimated at $6,500 plus reasonable expenses. The Company may also reimburse brokers, nominees, fiduciaries or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold Common Stock of the Company.

                               TABLE OF CONTENTS

INTRODUCTION..............................................................     1
TABLE OF CONTENTS.........................................................     2
SUMMARY...................................................................     3
VOTING SECURITIES AND PRINCIPAL HOLDERS...................................     9
INVESTMENT PROPOSALS......................................................    10
  Background of the Investment Proposals..................................    10
  Reasons for the Purchase Agreement Transactions.........................    12
  Board of Directors Recommendations......................................    13
  Opinion of Financial Advisor............................................    14
  Description of the Investment by Manor Healthcare.......................    19
    Common Stock Investment by Manor Healthcare...........................    19
    Company Self-Tender Offer.............................................    19
    Purchase of Series A Preferred Stock..................................    19
    Stock Purchase Warrant................................................    21
    Registration Rights Agreement.........................................    22
  Description of the Purchase Agreement...................................    22
    Purchase and Sale of Securities.......................................    22
    Conditions to Closing.................................................    22
    Representations and Warranties; Indemnification.......................    23
    Covenants.............................................................    23
    Conduct of Business Pending Closing...................................    24
    Termination...........................................................    24
    Company Payments in the Event of Termination..........................    24
  Effects of the Investment on the Company................................    25
    Use of Proceeds.......................................................    25
    Pro Forma Financial Effect............................................    25
    Required Consents.....................................................    28
    Percentage Ownership by Manor Healthcare After Closing................    28
  Changes to Company Management...........................................    29
    Board of Directors....................................................    29
    Management Personnel..................................................    30
    Post-Closing Covenants................................................    31
    Future Arrangements...................................................    31
  Source of Funds.........................................................    31
  Information Concerning Manor Healthcare.................................    31
MANAGEMENT'S DISCUSSION AND ANALYSIS......................................    33
PROPOSAL 1 -- APPROVAL OF PURCHASE AGREEMENT..............................    38
  Reasons for Approval....................................................    38
  Control Share Acquisition Act Approval..................................    38
  Required Vote...........................................................    38
PROPOSAL 2 -- AMENDMENT TO ARTICLES OF INCORPORATION......................    39
  Reasons for the Amendment...............................................    39
  Required Vote...........................................................    39
PROPOSAL 3 -- AMENDMENT OF STOCK OPTION PLANS.............................    40
  Reasons for the Amendments..............................................    40
  Summary of the Plans....................................................    41
  Grants of Options.......................................................    43
  Federal Income Tax Treatment............................................    44
  Required Vote...........................................................    44
STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING.............................    44
OTHER MATTERS.............................................................    44
FINANCIAL STATEMENTS OF THE COMPANY.......................................   F-1
APPENDIX I -- Securities Purchase and Sale Agreement dated as of May 2,
              1995 between In Home Health, Inc. and Manor Healthcare
              Corp........................................................   A-1
APPENDIX II -- Certificate of Designation for Series A Preferred Stock....  A-35
APPENDIX III -- Opinion of Hambrecht & Quist LLC..........................  A-51
APPENDIX IV -- Manor Healthcare Corp. Information Statement...............  A-54

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED IN THIS PROXY STATEMENT, THE APPENDICES HERETO AND DOCUMENTS REFERRED TO HEREIN.

PARTIES TO THE PURCHASE AGREEMENT:
In Home Health, Inc. ..............  In  Home  Health, Inc.,  a Minnesota  corporation (the
                                     "Company"), provides health  care services to  clients
                                     of  all ages in their homes. Since its organization in
                                     1984, the  Company  has  grown to  41  offices  in  19
                                     geographic  markets throughout the  United States. The
                                     Company provides a variety  of services which  include
                                     skilled   nursing,   infusion  therapy   and  hospice,
                                     rehabilitation and personal care.
                                     The Company's executive offices are located at Carlson
                                     Center, Suite 500, 601 Lakeshore Parkway,  Minnetonka,
                                     Minnesota 55305-5214 and its telephone number is (612)
                                     449-7500.
Manor Healthcare Corp. ............  Manor Healthcare Corp., a Delaware corporation ("Manor
                                     Healthcare"),  is a subsidiary of  Manor Care, Inc., a
                                     publicly-held corporation  with consolidated  revenues
                                     of $1.2 billion in its fiscal year ended May 31, 1994,
                                     of  which  approximately 79%  was derived  from health
                                     care related services. Manor Healthcare owns, operates
                                     or manages 172 nursing  centers (including 10  medical
                                     and  physical rehabilitation  centers and  15 assisted
                                     living centers)  which provide  high acuity  services,
                                     skilled   nursing  care,  intermediate  nursing  care,
                                     custodial   care   and   assisted   living   services,
                                     principally  for residents  over the age  of 65. Manor
                                     Healthcare also owns  approximately 82.3% of  Vitalink
                                     Pharmacy   Services,  Inc.,  a   public  company  that
                                     operates 17 institutional  pharmacies in five  states.
                                     Manor  Healthcare also owns and operates an acute care
                                     general hospital and  five nursing assistant  training
                                     schools.
                                     Manor  Healthcare's nursing  centers generally provide
                                     five types  of  services:  high  acuity  services  for
                                     persons  who  require  complex  medical  and  physical
                                     rehabilitation  services;  skilled  nursing  care  for
                                     persons   who   require  24   hour-a-day  professional
                                     services of  a registered  nurse or  a licensed  prac-
                                     tical  nurse;  intermediate care  for  persons needing
                                     less  intensive  nursing  care;  custodial  care   for
                                     persons  needing a minimum level of care; and assisted
                                     living  for  persons  needing  some  supervision   and
                                     assistance with personal care.
                                     Substantially   all  of   Manor  Healthcare's  nursing
                                     centers are  currently certified  to receive  benefits
                                     provided    under   Medicare    and   under   programs
                                     administered by the various states to provide  medical
                                     assistance  to  the  medically  indigent ("Medicaid").
                                     However,  Manor  Healthcare  attempts  to  locate  and
                                     operate  its nursing  centers in a  manner designed to
                                     attract patients who  pay directly  to the  facilities
                                     for services

                                     without  benefit of any government assistance program.
                                     Patients seeking the services  of the nursing  centers
                                     come  from a  variety of  sources and  are principally
                                     referred by hospitals and physicians.
                                     Manor Healthcare's  principal  executive  offices  are
                                     located   at  10750  Columbia   Pike,  Silver  Spring,
                                     Maryland 20901  and  its  telephone  number  is  (301)
                                     681-9400.
SPECIAL MEETING OF THE COMPANY STOCKHOLDERS:
Time, Date and Place...............  The Special Meeting will be held at [TIME], local time on [DATE] at [LOCATION]
Purpose of Special Meeting.........  The  purpose of the Special Meeting is to consider and vote upon  three  related proposals  (the  "Investment
                                     Proposals"):
                                     (1)   The first proposal  is to approve the Securities
                                     Purchase and Sale  Agreement dated as  of May 2,  1995
                                     between   the  Company   and  Manor   Healthcare  (the
                                     "Purchase Agreement"), attached hereto as Appendix  I,
                                     and  the  transactions  on  the  part  of  the Company
                                     thereunder. The  Purchase  Agreement provides  for  an
                                     investment  of  approximately $41.9  million  by Manor
                                     Healthcare  in  various  securities  of  the   Company
                                     including  Series  A  Preferred Stock,  a  Warrant and
                                     Common Stock  of  the Company,  as  set forth  in  the
                                     Purchase Agreement and summarized in this Proxy State-
                                     ment  (the "Investment").  Of the  total Investment by
                                     Manor Healthcare, approximately $21.9 million will  be
                                     used  by the Company to  effect a self-tender offer to
                                     repurchase  approximately  40%  of  its   out-standing
                                     Common  Stock.  The  remaining  $20  million,  net  of
                                     approximately  $2  million  in  transaction   expenses
                                     described  in this document, will be available for use
                                     by the Company  following the  self-tender offer.  See
                                     "Investment  Proposals" and "Proposal  One -- Approval
                                     of Purchase Agreement."
                                     (2)  The  second proposal is  an amendment to  Article
                                     III of the Articles of Incorporation of the Company to
                                     make  it clear that any  series of preferred stock may
                                     have voting rights  equal to the  number of shares  of
                                     Common  Stock into  which the shares  of the preferred
                                     stock are convertible. See "Proposal Two --  Amendment
                                     to Articles of Incorporation."
                                     (3)   The third  proposal is to  approve amendments to
                                     the Company's 1987 and 1995 Stock Option Plans to: (i)
                                     provide that the options of non-employee directors  of
                                     the  Company will vest upon a change in control of the
                                     Company; (ii) increase the  total number of shares  of
                                     Common  Stock  available under  the 1995  Stock Option
                                     Plan from 650,000 to 1,300,000 in order to permit  the
                                     granting of options for an aggregate 650,000 shares to
                                     five  officers or employees  of the Company  as of the
                                     closing  of  the  transactions  contemplated  by   the
                                     Purchase  Agreement;  and  (iii)  impose  a  limit  of
                                     300,000 shares that can  be issued to any  participant
                                     under

                                     each  Plan  during  any fiscal  year.  See "Investment
                                     Proposals  --   Changes  to   Company  Management   --
                                     Management Personnel" and "Proposal Three -- Amendment
                                     of Stock Option Plans."
                                     Approval  of each Investment Proposal is contingent on
                                     the approval of all  Investment Proposals. Unless  all
                                     Investment  Proposals  are  approved  at  the  Special
                                     Meeting, and certain other  conditions to closing  are
                                     met,   including  the   successful  completion   of  a
                                     self-tender  offer  by  the   Company,  none  of   the
                                     Proposals   will  be  effected  by  the  Company.  See
                                     "Investment Proposals --  Description of the  Purchase
                                     Agreement -- Conditions to Closing."
Record Date........................  Only  holders  of  record of  shares  of  Common Stock outstanding as  of the  close of  business on  [RECORD
                                     DATE], 1995 (the "Record Date") are entitled to notice
                                     of and to vote at the Special Meeting.
Vote Required for Approval.........  Approval  of Proposal One will require the affirmative vote of (i) a majority  of the shares of Common  Stock
                                     outstanding on the Record Date, and (ii) a majority of
                                     such   outstanding  shares  excluding  those  held  by
                                     officers and directors of  the Company. See  "Proposal
                                     One  --  Approval  of Purchase  Agreement  -- Required
                                     Vote." Approval  of  Proposal  Two  will  require  the
                                     affirmative vote of a majority of the shares of Common
                                     Stock  outstanding on  the Record  Date. See "Proposal
                                     Two --  Amendment  to  Articles  of  Incorporation  --
                                     Required   Vote."  Approval  of  Proposal  Three  will
                                     require the affirmative vote of a majority of all  the
                                     votes  present  and entitled  to  vote at  the Special
                                     Meeting. See  "Proposal Three  -- Amendment  of  Stock
                                     Option Plans -- Required Vote."
Opinion of Financial Advisor
 Regarding the Investment..........  The  Company's  financial advisor,  Hambrecht  & Quist
                                     LLC, has rendered an opinion to the Board of Directors
                                     of the Company that  the transactions contemplated  by
                                     the  Purchase  Agreement  are fair,  from  a financial
                                     point of view,  to the Company  and its  stockholders.
                                     See  "Investment  Proposals  --  Opinion  of Financial
                                     Advisor" and  the opinion  of  Hambrecht &  Quist  LLC
                                     attached hereto as Appendix III.
Board Recommendation...............  THE  BOARD  OF  DIRECTORS OF  THE  COMPANY UNANIMOUSLY
                                     RECOMMENDS APPROVAL OF THE INVESTMENT PROPOSALS.

TERMS OF THE INVESTMENT:
Company Self-Tender Offer; Common
 Stock Investment by Manor
 Healthcare........................  As part  of  the  Investment,  Manor  Healthcare  will purchase  for $3.40 per  share approximately 6,440,000
                                     shares of Common Stock. This purchase of Common  Stock
                                     will  be  made  concurrently  with  the  closing  of a
                                     self-tender offer by the  Company for the same  number
                                     of shares at $3.40 per share

                                     (the "Self-Tender Offer"), which will be funded out of
                                     the  proceeds of the purchase by Manor Healthcare. The
                                     Investment is contingent upon  a minimum of  5,635,000
                                     shares  of Common Stock being tendered and repurchased
                                     by the  Company  in  the  Self-Tender  Offer.  If  the
                                     Company  repurchases the minimum number of shares, the
                                     Manor Healthcare Investment would  be reduced by  $2.7
                                     million,  to  approximately  $39.2  million,  with  an
                                     equivalent reduction in the proceeds to be used by the
                                     Company to fund  the Self-Tender Offer.  The terms  of
                                     the  Self-Tender Offer are described in a Tender Offer
                                     Statement dated               , 1995, being mailed  to
                                     the  stockholders of the Company  on or about [MAILING
                                     DATE].
Investment in Series A Preferred
 Stock.............................  As part  of  the  Investment,  Manor  Healthcare  will purchase  200,000 shares  of Series  A Preferred Stock
                                     for $20 million in cash. The Series A Preferred  Stock
                                     pays  cumulative dividends at a rate of 12%, which are
                                     payable, at the Company's option, in cash or in shares
                                     of Common Stock.  The Preferred  Stock is  convertible
                                     into  10,000,000  shares of  Common Stock,  subject to
                                     anti-dilution adjustments, resulting  in an  effective
                                     initial  conversion price of $2.00 per share of Common
                                     Stock. The Preferred Stock may be converted, in  whole
                                     or in part at any time, and conversion will not result
                                     in the Company receiving any additional consideration.
                                     See "Description of the Investment by Manor Healthcare
                                     --   Purchase   of   Series  A   Preferred   Stock  --
                                     Conversion."  The  Series  A  Preferred  Stock   votes
                                     together  with  the Common  Stock as  if the  Series A
                                     Preferred Stock had been  fully converted. Thus,  each
                                     share  of Series  A Preferred  Stock initially  has 50
                                     votes.
Stock Purchase Warrant.............  As part  of  the  Investment,  Manor  Healthcare  will
                                     receive   a  three-year  Warrant  to  purchase  up  to
                                     6,000,000 shares of Common Stock of the Company at  an
                                     exercise price of $3.75 per share (the "Warrant"). The
                                     Warrant is exercisable effective immediately, in whole
                                     or  in part at  any time, for a  period of three years
                                     from the date  of the  Warrant. The  Warrant will  not
                                     have  voting  rights,  although the  shares  of Common
                                     Stock purchasable upon  exercise of  the Warrant  will
                                     have voting rights upon issuance.
EFFECTS ON THE COMPANY:
Ownership by Manor Healthcare in
 the Company.......................  Upon  consummation of the transactions contemplated by the Purchase Agreement, Manor Healthcare will directly
                                     own  approximately  6,440,000  shares  of  the  Common
                                     Stock,  200,000 shares of the Series A Preferred Stock
                                     and a Warrant to acquire up to an additional 6,000,000
                                     shares of  the  Common  Stock of  the  Company.  Manor
                                     Healthcare  would  then  directly  own  shares  having
                                     approximately 63% of the Company's total voting power,
                                     reflecting the voting power of the Series A  Preferred
                                     Stock on an as-if-converted basis

                                     (initially  equivalent to 10,000,000  shares of Common
                                     Stock). Assuming  complete  exercise of  the  Warrant,
                                     Manor  Healthcare would hold  approximately 70% of the
                                     Company's   outstanding   voting   power,   of   which
                                     approximately 20% would be represented by Common Stock
                                     purchased  directly  by  Manor  Healthcare  under  the
                                     Purchase Agreement, 31%  would be  represented by  the
                                     Series A Preferred Stock, and 19% would be represented
                                     by  the  additional 6,000,000  shares of  Common Stock
                                     issued upon exercise of the Warrant.
Post-Closing Operations............  Manor Healthcare has agreed that,  for a period of  at least  two years following the closing of the Purchase
                                     Agreement: the Company's  corporate headquarters  will
                                     be    maintained   in   the   Minneapolis,   Minnesota
                                     metropolitan  area   (unless   otherwise   unanimously
                                     approved  by  the Company's  Board of  Directors); the
                                     Common Stock  of  the  Company  will  continue  to  be
                                     publicly  traded;  and  the Company  will  continue to
                                     operate in the lines of business in which it currently
                                     engages.
Effects on Management of the
 Company...........................  Upon consummation of  the Investment, the  conditional resignations  of  two  directors  of  the  Company (S.
                                     Marcus Finkle  and  Sheldon  Lieberbaum)  will  become
                                     effective and the Company's Board of Directors will be
                                     expanded  to seven  members, four  of which  have been
                                     designated by  Manor  Healthcare, as  described  under
                                     "Investment    Proposals   --   Changes   to   Company
                                     Management." At the same time Mark Gildea, an  officer
                                     of  Manor  Healthcare,  will  become  Chief  Executive
                                     Officer and a director of the Company. Judy Figge will
                                     continue as President and will be named as Chairperson
                                     of the Board  of Directors of  the Company. Ms.  Figge
                                     and   Kenneth  Figge,  the  Company's  Executive  Vice
                                     President and Chief  Financial Officer,  will each  be
                                     employed   by   the  Company   pursuant   to  two-year
                                     employment agreements. Ms.  Figge and  Mr. Figge  will
                                     continue   as  members  of   the  Company's  Board  of
                                     Directors. James Lynn,  who is  also a  member of  the
                                     Board   of  Directors,  will  be  offered  a  two-year
                                     employment agreement.
                                     Cathy  Reeves,   the  Company's   Vice  President   of
                                     Operations,  and  Margaret Maxon,  the  Company's Vice
                                     President of Customer Relations, will each be  offered
                                     one-year  employment  agreements by  the  Company. See
                                     "Investment Proposals -- Changes to Company Management
                                     -- Management Personnel."
CLOSING:
Conditions to Closing..............  Consummation of  the  Investment and  the  Self-Tender
                                     Offer   by  the   Company  is   conditioned  upon  the
                                     fulfillment of  certain conditions  set forth  in  the
                                     Purchase  Agreement. These  include completion  of the
                                     Self-Tender Offer by the Company pursuant to which  at
                                     least 5,635,000 shares of Common Stock shall have been
                                     tendered and accepted for purchase,

                                     approval  of the  Investment Proposals  at the Special
                                     Meeting, the  completion  of  requirements  under  the
                                     Hart-Scott-Rodino  Antitrust Improvements Act of 1976,
                                     the continuing accuracy of the representations of  the
                                     parties   made   in   the   Purchase   Agreement,  the
                                     performance of the obligations of each party under the
                                     Purchase Agreement, and the  absence of threatened  or
                                     pending  litigation  challenging the  transaction. The
                                     Purchase Agreement may be terminated prior to  closing
                                     in a number of circumstances: by mutual consent of the
                                     Company  and Manor  Healthcare; if  the transaction is
                                     not completed by September  15, 1995; if any  required
                                     regulatory  approval is denied  or if any governmental
                                     entity enjoins or prohibits  the consummation; if  the
                                     stockholders  of  the  Company  fail  to  approve  the
                                     Purchase Agreement; or if a party materially  breaches
                                     the  Purchase Agreement and does  not cure such breach
                                     within 10 business days after receipt of proper notice
                                     of  such   breach.   See  "Investment   Proposals   --
                                     Description of the Purchase Agreement."
Closing Date.......................  The  Closing  is expected  to  be held  on  the second business day following the  satisfaction or waiver  of
                                     all  of  the conditions  to Closing,  unless otherwise
                                     agreed.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    Only holders of record of the Company's Common Stock, par value $.01 (the "Common Stock"), at the close of business on [RECORD DATE] (the "Record Date") are entitled to vote at the Special Meeting. As of the close of business on [RECORD DATE], there were outstanding 16,102,105 shares of Common Stock. Such shares are each entitled to one vote.

    The following table presents information provided to the Company as to the beneficial ownership of the Common Stock as of [RECORD DATE] by persons known to the Company to hold 5% or more of such stock and by all directors and executive officers as of the end of the last fiscal year and by all current directors and executive officers as a group. All shares represent sole voting and investment power, unless indicated to the contrary. Some officers and directors of the Company may tender all or a portion of their shares in connection with the Self-Tender Offer.

                                AMOUNT AND NATURE
       NAME AND ADDRESS           OF BENEFICIAL     PERCENT OF
     OF BENEFICIAL OWNER            OWNERSHIP         SHARES
- ------------------------------  ------------------  -----------
Judy M. Figge (1)(2)(3)              652,172(4)(5)        4.0%
Kenneth J. Figge (2)(3)              406,150(4)(5)        2.5%
S. Marcus Finkle (2)                 134,100(5)          *
Sheldon Lieberbaum (2)                34,100(5)          *
James J. Lynn (2)                     70,860(5)          *
Cathy R. Reeves (3)                   72,869(5)          *
Harry W. Alcorn, Jr. (3)              32,500(5)          *
Wesley N. Perry (3)                   41,874             *
All Current Directors and
 Executive Officers as a Group
 (7 persons)                       1,390,216(5)           8.5%

- ------------------------
 *   Less than one percent

(1) Ms. Figge's business address is Carlson Center, Suite 500, 601 Lakeshore Parkway, Minnetonka, Minnesota 55305-5214.

(2)  Director of the Company.

(3) Executive officer named in Summary Compensation Table of the proxy statement for the Company's 1995 Annual Meeting. Mr. Perry resigned as an officer in November of 1994.

(4) Kenneth J. Figge is the husband of Judy M. Figge. Their respective holdings of Company Common Stock listed above do not reflect the other's holdings, as each of Ms. Figge and Mr. Figge disclaim beneficial ownership of the other's shares of Company Common Stock.

(5) Includes 85,500 shares for Ms. Figge, 52,300 shares for Mr. Figge, 14,100 shares for each of Messrs. Finkle and Lieberbaum, 44,100 shares for Mr. Lynn, 54,500 shares for Ms. Reeves, 32,500 shares for Mr. Alcorn and 284,150 shares for all current directors and officers as a group which may be acquired within sixty days upon exercise of outstanding stock options. Does not include options to purchase 300,000 shares to be granted to Ms. Figge, 200,000 shares to be granted to Mr. Figge, and 50,000 shares to be granted to each of Mr. Lynn, Ms. Reeves and Margaret Maxon, effective upon closing of the Purchase Agreement. Also does not include an additional 20,900 shares for each of Messrs. Finkle and Lieberbaum that will become exercisable upon the approval of Proposal Three at the Special Meeting.

                              INVESTMENT PROPOSALS

    CERTAIN ASPECTS OF THE INVESTMENT PROPOSALS ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PURCHASE AGREEMENT AND OTHER APPENDICES TO THIS PROXY STATEMENT, EACH OF WHICH IS HEREBY INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE APPENDICES TO THIS PROXY STATEMENT IN THEIR ENTIRETY.

    THE APPROVAL OF EACH INVESTMENT PROPOSAL IS CONTINGENT ON THE APPROVAL OF ALL INVESTMENT PROPOSALS. UNLESS ALL INVESTMENT PROPOSALS ARE APPROVED BY THE STOCKHOLDERS AT THE MEETING, ALL INVESTMENT PROPOSALS WILL BE DEEMED TO HAVE BEEN REJECTED BY THE STOCKHOLDERS.

BACKGROUND OF THE INVESTMENT PROPOSALS

    The background of the proposed Purchase Agreement with Manor Healthcare involves the Company's participation in the Medicare program, which accounted for 74%, 73% and 68% of the Company's revenues in its fiscal years ended September 30, 1994, 1993 and 1992, respectively. While these percentages are higher than the Company would prefer, the Company has not been able to reduce the relative proportion of its Medicare business because of the very high percentage of home health service recipients who are Medicare beneficiaries and the impracticality of refusing Medicare patients referred to the Company by valued referral sources.

    The Medicare program's method for paying for home health services, unlike that for inpatient hospital services, is based on cost reimbursement. Under this system, the Medicare program pays the portion of the provider's costs which it believes are allowable under Medicare regulations and not in excess of certain ceilings. Thus for a significant portion of its overall business, namely the Medicare portion, the Company cannot establish in advance a price for a particular service or services. Instead, to recognize revenue under the Medicare program, the Company keeps detailed accounting records as to its costs and each fiscal year submits a cost report, based on incurred expenses believed to be reimbursable, to one of the fiscal intermediaries (typically members of the Blue Cross Association or insurance companies) who administer the Medicare program for home health services. Pursuant to generally accepted accounting principles, the Company recognizes revenue for services to Medicare beneficiaries at the time it provides the services and incurs the costs that it believes are reimbursable.

    The cost reports submitted by home health providers to the Medicare fiscal intermediaries are subject to audit and retroactive adjustment or disallowance, and these procedures often occur years after the cost report was filed. If the fiscal intermediary believes that the provider has been overpaid, the amount of the alleged overpayment is setoff from undisputed payments owed to the provider for subsequent years. While the provider has the right to an administrative appeal, these appeals often take years to be heard.

    While the Company (and to its knowledge, many other providers of home health services) have always had some disputes concerning Medicare reimbursement, beginning in fiscal 1993 the magnitude of these disputes began to increase. This in turn has forced the Company to curtail its growth and to establish reserves which have substantially eroded the Company's profitability.

    During fiscal 1993 and 1994 the Company's Board of Directors became progressively more concerned about the reductions in the Company's profitability and in its cash and working capital due to Medicare disputes, and ultimately concluded that the Company should consider additional financing, a strategic partnership or a sale of the Company. The Board of Directors was also concerned that to remain competitive in the face of the continuing integration of the health care industry it might be advantageous for the Company to enter into some form of partnership or alliance to broaden the scope of services it could offer.

    The Board authorized the Company to enter into a financial advisory agreement with Hambrecht & Quist LLC ("Hambrecht & Quist") on September 19, 1994 to investigate these alternatives and on September 21, 1994 the Company issued a press release to publicly announce the retention of Hambrecht & Quist. The Company also separately continued very preliminary discussions which had taken place over an extended period of time with an integrated health care company.

    The announcement of the retention of Hambrecht & Quist led to several preliminary inquiries concerning the possibility of some form of transaction with the Company. Ultimately eleven entities entered into confidentiality agreements in order to obtain nonpublic information concerning the Company or to conduct varying degrees of "due diligence" inquiries. Discussions with eight of the eleven entities did not develop to the stage of those entities making written proposals for a transaction with the Company, and discussions with those eight entities were terminated. However, in March 1995 two companies (other than Manor Healthcare) which had entered into confidentiality agreements delivered to the Company nonbinding "indication of interest" letters. Both of these companies already had a substantial presence in the home health industry. One of these firms proposed discussions concerning an acquisition of all the Company's outstanding Common Stock for $2.65 per share in cash, and the other proposed discussion of an acquisition of all outstanding Common Stock for a price in the $2.75 to $3.25 per share range, payable entirely in the form of stock of the acquiring entity.

    In March 1995 the Company also received a verbal indication of interest from Manor Care, Inc., the parent company of Manor Healthcare. This led to a presentation on April 5, 1995 to the Company's entire Board of Directors by representatives of Manor Healthcare, who included Mark Gildea, the President of its Alternate Site Services Division, and the Vice President-Finance of Manor Care, Inc. Representatives of Hambrecht & Quist and the Company's legal counsel also participated in the meeting. At the April 5 meeting, Manor Healthcare made its initial proposal to the Company, which proposal consisted of a tender offer for 25-35% of the Company's outstanding Common Stock at $2.85 per share and the purchase for $20 million of preferred stock or debentures convertible to 11 million shares of Common Stock and a warrant to obtain up to 5 million additional shares of Common Stock for $4.00 per share. The Board of Directors and its advisors conferred and advised the Manor Healthcare representatives that the price proposed for purchasing the outstanding Common Stock was too low. There was also discussion of whether, under certain "anti-takeover provisions" of the Minnesota Business Corporation Act, it was preferable for the Company to make any tender offer and issue the same number of shares to Manor Healthcare. This was not resolved at the April 5 meeting, but Manor Healthcare's representatives did indicate that it would be willing to acquire 40% (instead of 25-35%) of the outstanding Common Stock for $3.40 per share (instead of $2.85) and have the preferred stock or debenture convertible to 10 million (instead of 11 million) shares of Common Stock, if the exercise price of the proposed warrant was reduced from $4.00 to $3.75 per share.

    The Company's Board of Directors concluded from Manor Healthcare's presentation on April 5 that there was a reasonable basis for continuing discussions with Manor Healthcare and trying to reach agreement concerning the terms of a possible transaction. It appeared to the Board of Directors that there was a good strategic fit between Manor Healthcare and the Company. Manor Healthcare was not providing home health services and was anxious to enter that field to complement its existing business. Manor Healthcare's parent corporation was well established and had a strong balance sheet. Manor Healthcare also was interested in a strategic partnership rather than a complete acquisition. The Company's Board of Directors found this attractive, in that it might allow both liquidity for the Company's stockholders who wished to sell all or a portion of their shares and a continued investment opportunity in a potentially stronger Company for those who continued as Company stockholders. The other two parties which made proposals were already in the home health industry and seemed to be motivated by a desire to increase market share. Thus, they did not seem willing to offer the price Manor Healthcare was willing to pay and were interested in a complete acquisition, which would not allow any continued investment in the
Company   as   a   separate   entity.   For   these   reasons   the   Board   of

Directors decided on April 5 to focus on negotiations with Manor Healthcare and not to pursue the two proposals referred to above from other parties which involved lower prices. Thus, neither of these two entities were asked to make a higher offer in light of Manor Healthcare's proposal.

    On April 18, 19 and 20, 1995, Ms. Figge, Mr. Figge, the Company's Treasurer and representatives of Hambrecht & Quist and the Company's legal counsel met in New York City with representatives of Manor Healthcare (who included Mr. Gildea and the Vice President-Finance of Manor Care, Inc.) and their legal counsel to continue negotiations concerning a possible transaction. The principal unresolved issues that were discussed included whether the Company or Manor Healthcare would conduct the tender offer, whether the Company would issue preferred stock or debentures to Manor Healthcare, the extent of voting rights which any preferred stock would possess, the amount of the "break-up fee" (which Manor Healthcare proposed be $5 million), the period for which the Company's representations and warranties would survive after a closing, which Company officers (in addition to Ms. Figge and Mr. Figge) would enter into employment agreements with the Company and what the compensation provisions of all of the employment agreements would be, and the scope and duration of any individual representations and warranties by Ms. Figge and Mr. Figge. It was tentatively resolved that the Company would conduct any tender offer and issue a like number of shares to Manor Healthcare, and that preferred stock rather than debentures would be issued if the proposed investment was consummated. However, the remainder of the principal issues were unresolved.

    On April 24, 1995 the Company's entire Board of Directors met in Minneapolis, together with a representative of Hambrecht & Quist and the Company's legal counsel, to review the status of the negotiations and the outstanding issues. The Board authorized Hambrecht & Quist to communicate compromise proposals to Manor Healthcare concerning voting rights of the proposed preferred stock, the terms of employment contracts, the amount of the break-up fee and the terms of corporate and individual representations and warranties. At the April 24 meeting, the Board of Directors also appointed a Special Committee consisting of S. Marcus Finkle and Sheldon Lieberbaum (the Company's two non-employee directors) to be ready to evaluate the definitive offer that Manor Healthcare was expected to make in the near future.

    Several days later, the Company was advised that on April 27, 1995 the Board of Directors of Manor Healthcare's parent corporation had met and approved making a definitive offer to the Company that was generally consistent with the Company's proposals on April 24.

    Both members of the Special Committee of the Company's Board of Directors met by conference telephone call on Monday, May 1, 1995 to discuss Manor Healthcare's now definitive proposal and to consult with a representative of Hambrecht & Quist. There was considerable discussion and Hambrecht & Quist orally opined that the proposed transaction was fair to the Company and its stockholders from a financial point of view. The Special Committee unanimously resolved to approve the proposed transaction and recommend it to the Company's Board of Directors.

    On May 2, 1995 the Company's entire Board of Directors met (with Messrs. Finkle and Lieberbaum participating by telephone conference call) and unanimously approved the proposed transaction and the Purchase Agreement. Later that day the Purchase Agreement was signed. The conditional employment agreements of Ms. Figge and Mr. Figge and conditional resignations of Mr. Finkle and Mr. Lieberbaum (all of which become effective only if and when the Purchase Agreement is closed) were also executed on May 2, 1995 as required by the Purchase Agreement.

REASONS FOR THE PURCHASE AGREEMENT TRANSACTIONS

    The reasons for the Company's Board of Directors authorizing the Purchase Agreement and proposed transactions thereunder and recommending them to the Company's stockholders include the following:

        (i) the proposed transactions would provide substantial new cash and working capital to the Company which, among other things, should allow it to grow more quickly;

        (ii) the proposed transactions would provide a means for stockholders who wish to sell all or a portion of their Company holdings to do so, in whole or in part, at a premium to recent market prices;

       (iii) the proposed transactions would bring the Company into a strategic relationship with a large and financially strong partner in a closely related segment of the health care industry, which the Board of Directors believes will give the Company opportunities to offer its services to a large group of new potential patients; and

       (iv) the proposed transactions would, in the opinion of the Board of Directors, strengthen the Company's general competitive position in the ongoing consolidation of the U.S. health care industry.

BOARD OF DIRECTORS RECOMMENDATIONS

    The Board of Directors has reviewed and considered the terms and conditions of the Investment Proposals and believes that the Investment Proposals are fair to, and are advisable and in the best interests of, the Company and its stockholders and has unanimously approved the Investment Proposals and unanimously recommends that stockholders vote for approval of the Investment Proposals. The Company's directors and executive officers (who currently hold Common Stock representing in the aggregate less than 10% of the Company's outstanding Common Stock) have indicated that they intend to vote all shares of voting stock over which they exercise voting power as of the close of business on the Record Date in favor of approval of the Investment Proposals.

    The Board of Directors considered a number of factors, both positive and negative, in deciding to recommend the Investment Proposals and the Purchase Agreement to stockholders:

        (i) The Board believed that the Company needs additional working capital due to the unresolved Medicare disputes and their effect on the Company's cash position. The Board considered it a positive factor that the transaction would provide the Company with approximately $18 million in new cash (after expenses) and the opportunity to receive additional cash in the next three years if the Warrant is exercised by Manor Healthcare.

        (ii) The Board believed that a positive feature of the proposed transaction is the opportunity it provides for stockholders who wish to sell all or a portion of their Company Common Stock for cash at a premium to recent market prices.

       (iii) The Board believed that the $2.00 per share conversion price, 12% dividend rate and as-if-converted voting rights for the preferred stock were negative factors if viewed in isolation, but that they were outweighed by the positive features of the $3.40 per share price available to public stockholders who wished to sell, the $3.75 per share exercise price of the Warrant, the limited three year term of the Warrant and the large amount that Manor Healthcare was investing. The Board concluded that Manor Healthcare viewed the economic terms of the preferred stock as linked to the economic terms of the other securities, and that the terms of the preferred stock could not be improved without an adverse effect on the other economic elements of the transaction.

       (iv) The Board believed that a positive feature of the transaction was that the Company would remain in existence as a separate public company, which allowed existing stockholders who wished to do so to continue their investment in the Company as a separate entity.

        (v) The Board considered the change in control of the Company that would result from Manor Healthcare becoming the Company's largest stockholder and nominating four of the seven members of the Company's Board of Directors. The Board recognized that having a single controlling stockholder could in the future create conflicts of interest or discourage or prevent the Company from entering into transactions or relationships with other businesses that could be advantageous to the Company. This was viewed by the Board as a potentially negative factor.

       (vi) The Board believed that Manor Healthcare's complementary lines of business, record of success and financial strength were positive factors in favor of the proposed transaction. The Board believed that because Manor Healthcare's business is focused in nursing centers and custodial care, the Company's home health business offered natural synergies that made the Company more valuable to Manor Healthcare than it would be to the Company's current direct competitors and would provide important growth and profit opportunities for the Company.

       (vii) The Board believed that the Manor Healthcare transaction would strengthen the Company's general competitive position in the ongoing consolidation of the U.S. health care industry. The Board viewed this as a positive factor in favor of the proposed transaction.

      (viii) The Board considered as a positive factor that the transaction would be subject to approval by the Company's stockholders, who could vote to reject the proposed transaction if they found it unsatisfactory.

       (ix) The Board viewed as a negative factor Manor Healthcare's insistence on a $1.3 million "break-up fee" which would be payable in the event that Manor Healthcare terminated the Purchase Agreement due to certain breaches of the Purchase Agreement by the Company, the Company's Board of Directors or its Special Committee withdrawing its recommendation for the Manor Healthcare Investment or recommending an acquisition proposal of another party, or in the event of the Company terminating the Purchase Agreement in favor of an acquisition proposal from another party. Manor Healthcare viewed that fee as an essential corollary to the Purchase Agreement expressly providing that the Company retained the legal right to terminate the Purchase Agreement in the event of a more attractive offer from another party which the Board had a fiduciary duty to entertain. Manor Healthcare initially proposed a fee of $5 million, but after extended negotiations agreed to a fee of $1.3 million, which the Company believed was acceptable and the best result it could achieve on this point.

        (x) The Board considered as a negative factor the reductions in the Company's net income per common and common equivalent share (but not net income) that would result from the future dividends payable on the preferred stock. While a negative factor, the Board believed the dividend was reasonable in light of market conditions and the cost and availability of capital from other sources.

       (xi) The Board viewed as positive the desire of Manor Healthcare to have the Company's senior executives enter into employment agreements and Manor Healthcare's willingness to place two other key officers under contract.

       (xii) The Board considered as a positive factor the receipt of Hambrecht & Quist's opinion that the proposed transactions were fair to the Company and to its stockholders from a financial point of view.

    THE BOARD OF DIRECTORS BELIEVES THAT THE INVESTMENT PROPOSALS ARE FAIR TO, AND ARE ADVISABLE AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE INVESTMENT PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF THE INVESTMENT PROPOSALS.

    The Board of Directors reserves its right, pursuant to the Purchase Agreement, to amend or waive the provisions of the Purchase Agreement and the other documents related thereto in all respects before or after approval of the Investment Proposals by the Company's stockholders. In addition, the Board of Directors reserves the right to terminate the Purchase Agreement in accordance with its terms notwithstanding stockholder approval.

OPINION OF FINANCIAL ADVISOR

    The Company engaged Hambrecht & Quist to act as its financial advisor in connection with the Company's review of strategic and financial planning matters. Hambrecht & Quist was subsequently engaged to render an opinion as to the fairness from a financial point of view of the Investment to the Company and its stockholders. Hambrecht & Quist undertook a presentation to the Special Committee of the Board of Directors on May 1, 1995 and to the entire Board of Directors on May 2, 1995 and rendered its oral opinion (subsequently confirmed in writing) that, as of such date, the Investment was fair to the holders of Common Stock from a financial point of view. For purposes of its opinion, Hambrecht & Quist defined the Investment as collectively: (i) the purchase by Manor Healthcare of an aggregate of approximately 6,440,000 shares of Common Stock for $3.40 per share in cash, (ii) the purchase by Manor Healthcare for $20 million of 200,000 shares of Series A Preferred Stock, which are convertible into an aggregate of 10,000,000 shares of Common Stock, and a three-year Warrant to purchase up to 6,000,000 shares of Common Stock at a purchase price of $3.75 per share, and (iii) the Self-Tender Offer by the Company for approximately 6,440,000 shares of Common Stock at a cash purchase price of $3.40 per share.

    A COPY OF HAMBRECHT & QUIST'S OPINION DATED MAY 2, 1995 WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY HAMBRECHT & QUIST IS ATTACHED AS APPENDIX III TO THIS PROXY STATEMENT. THE COMPANY'S STOCKHOLDERS ARE ADVISED TO READ THE OPINION IN ITS ENTIRETY. No limitations were placed on Hambrecht & Quist by the Special Committee of the Board of Directors of the Company with respect to the investigation made or the procedures followed in preparing and rendering its opinion. Stockholders should note that the opinion was provided solely for the use of the Board of Directors of the Company in its evaluation of the Investment and was not on behalf of, and was not intended to confer rights or remedies upon Manor Healthcare, any security-holder of the Company or Manor Healthcare, or any person other than the Company's Board of Directors.

    In its review of the Investment, and in arriving at its opinion, Hambrecht & Quist, among other things, (i) reviewed the publicly available consolidated financial statements of the Company for recent years and interim periods to date (including fiscal 1992 through the second quarter ended March 1995) and certain other relevant financial and operating data of the Company (including recent operating projections and operating and geographic segment data) made available to Hambrecht & Quist from the internal records of the Company; (ii) discussed with certain members of the management of the Company the business, financial condition and prospects of the Company; (iii) reviewed certain financial and operating information, including certain projections provided by the management of the Company, relating to the Company, and discussed such projections with certain members of the management of the Company; (iv) reviewed publicly available consolidated financial statements of Manor Healthcare for recent years and interim periods to date (including fiscal 1992 through the second quarter ended March 1995); (v) discussed with certain members of the management of Manor Healthcare the business, financial condition and prospects of Manor Healthcare;
(vi) reviewed the recent reported prices and trading activity for the Common Stock of the Company and Manor Care, Inc. and compared such information and certain financial information of the Company and Manor Care, Inc. with similar information for certain other companies engaged in businesses Hambrecht & Quist considered comparable to those of the Company and Manor Healthcare; (vii) discussed with parties other than Manor Healthcare the possibility of a transaction or series of transactions involving a business combination with the Company; (viii) reviewed the terms, to the extent publicly available, of certain comparable transactions; (ix) reviewed the Purchase Agreement; and (x) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Hambrecht & Quist deemed relevant.

    Hambrecht & Quist did not assume any responsibility for independent verification of any of the information concerning the Company or Manor Healthcare considered in connection with its review of the Investment and, for purposes of its opinion, assumed and relied upon the accuracy and completeness of all such information. Hambrecht & Quist did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of the Company or Manor Healthcare, nor did they conduct a physical inspection of the properties and facilities of the Company or Manor Healthcare. With respect to the financial forecasts and projections made available to Hambrecht & Quist and used in their analyses, Hambrecht & Quist assumed that they reflected the best currently available estimates and judgments of the expected future financial performance of the Company or Manor Healthcare. Hambrecht & Quist assumed that neither the Company nor Manor Healthcare was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Investment and those in the ordinary course of conducting their respective businesses. Hambrecht & Quist's opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion, and any change in such conditions would require a reevaluation of such opinion. Hambrecht & Quist expressed no opinion as to the price at which the Company's Common Stock would trade subsequent to the Closing.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, in arriving at its opinion, Hambrecht & Quist did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. No company or transaction used in Hambrecht & Quist's analyses is identical to the Company, Manor Healthcare or the Investment. Accordingly, the analyses performed by Hambrecht & Quist were not purely mathematical; rather they involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared. Accordingly, Hambrecht & Quist believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the summary, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the Hambrecht & Quist presentation to the Company's Board and its opinion. In performing its analyses, Hambrecht & Quist made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Manor Healthcare (including the maintenance of government and private sector reimbursement practices and the absence of any macroeconomic dislocations as evidenced by unusually high unemployment or inflation). The analyses performed by Hambrecht & Quist (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    COMPARABLE PUBLIC COMPANY ANALYSIS. Hambrecht & Quist compared selected historical and projected financials, operating and stock market performance data of the Company to the corresponding data of certain publicly traded health services companies that Hambrecht & Quist considered comparable based on market value and strategic focus. Comparisons were analyzed for the following companies in the home healthcare business (the "Home Healthcare Group"): Abbey Healthcare Group, Inc., American HomePatient, Inc., Caretenders Health Corp., Homedco Group, Inc., Hooper Holmes, Inc., Interim Services, Inc., Lincare Holdings, Inc., Olsten Corp. Pediatric Services of America, Inc., Rotech Medical Corp., Staff Builders, Inc., and Transworld Home Healthcare, Inc. For each of the foregoing companies, Hambrecht & Quist analyzed the equity market value of each company as a multiple of last twelve months' net income, 1994 net income, 1995 estimated net income, and 1996 forecasted net income, and Hambrecht & Quist analyzed the enterprise value of each company (calculated as market equity value plus preferred stock and long-term debt minus cash) as a multiple of each company's last twelve months' and latest quarter annualized revenues, EBIT (earnings before interest and taxes) and EBITDAR (earnings before interest, taxes, depreciation, amortization and rent). All multiples were based on closing stock prices on April 27, 1995. All forecasted data for such comparable companies were based on publicly-available independent estimates by selected investment banking firms. Specifically, the average last twelve months' net income multiple (25.6x) for the comparable companies implied an equity value for the Company of less than zero (in view of the Company's historic losses); the average 1994 net income multiple (23.4x) for the comparable companies implied an equity value for the Company of $5.8 million; the average 1995 net income multiple (19.3x) for the comparable companies implied an equity value for the Company of $35.9 million; and the average 1996 net income multiple (16.3x) for the comparable companies implied an equity value for the Company of $38.3 million. The average last twelve months' net revenue multiple (1.6x) implied an enterprise value for the Company of $203.0 million; the average annualized latest quarter net revenue multiple (1.4x) implied an enterprise value for the Company of $182.5 million; the average last twelve months' EBITDAR multiple (10.4x) implied an enterprise value for the Company of $82.2 million; the average annualized latest quarter EBITDAR multiple (9.7x) implied an enterprise value for the Company of $105.7 million; the average last twelve month's EBIT multiple (21.6x) implied an enterprise value for the Company of $21.6 million; the average annualized latest quarter EBIT multiple (16.2x) implied an enterprise value for the Company of $66.4 million. Hambrecht & Quist noted that the Company and the comparable companies tended to trade as a function of earnings in general and forecasted earnings in particular, thus making the revenue multiples a less reliable indicia of value. The foregoing implied values were compared with a valuation of the Company of approximately $55.2 million as implied by the self-tender price of $3.40 per share and a valuation of approximately $66.5 million as implied by the purchase by Manor Healthcare of 16.4 million shares (assuming conversion of the Series A Preferred Stock) of Common Stock for approximately $41.9 million. Hambrecht & Quist also noted that the 1995 estimated net income multiples implied a value of $2.22 per share of the Company's Common Stock based on management's estimates of the likely results for 1995; Hambrecht & Quist noted that the current trading price of the Company common stock represented a 24% premium to such implied value and the self-tender price represented a 53% premium to such implied value.

    SELECTED ACQUISITIONS ANALYSIS. Using publicly-available information, Hambrecht & Quist analyzed the purchase prices and transaction values (as equity value multiples of net income, tangible book value, cash flow from operations, and as enterprise value multiples of revenue, EBIT, EBDIT (earnings before depreciation, interest and taxes), and net operating assets) in the following selected completed and pending merger and acquisition transactions in the health services industry in 1994 and 1995: Lincare Holdings, Inc./Coram Healthcare Corp., Continental Medical Systems, Inc./Horizon Healthcare Corp., Diagnostek, Inc./Value Health, Inc., Abbey Healthcare Group, Inc./Homedco Group, Inc., Caremark, Inc. (infusion)/Coram Healthcare Corp., Hillhaven Corp./Horizon Healthcare Corp., Southern Health Management Corp./TheraTx, Inc., Mariner Health Group, Inc./Convalescent Services, Inc., Pharmacy Management Services, Inc./Beverly Enterprises, Inc., Advacare, Inc./ Medaphis Corp., Salick Health Care, Inc./Zeneca Group PLC, Medstat Group, Inc./Thomson Corp., American Medical Holdings Inc./National Medical Enterprises Inc., Healthtrust Inc./Columbia-HCA Healthcare Corp., CareNetwork Inc./Humana Inc., Relife, Inc./Healthsouth Rehabilitation Corp., Nichols Institute/Corning, Inc., GenCare Health Systems, Inc./United HealthCare Corp., Intergroup Healthcare Corp./Foundation Health Corp., Hallmark Healthcare Corp./Community Health Systems, Inc., Community Care Network, Inc./Value Health Inc., Allied Clinical Laboratories, Inc./National Health Laboratories Inc., Home Nutritional Services, Inc./W.R. Grace & Co., Ramsay-HMO Inc./ United HealthCare Corp., Providence Health Care Inc./The Multicare Companies, Inc., Coordinated Medical Services Inc./Healthsource, Inc., Complete Health Services Inc./United HealthCare Corp., T2 Medical, Inc./Coram Healthcare Inc., HealthInfusion, Inc./Coram Healthcare Inc., Curaflex Health Services, Inc./Coram Healthcare Inc., Medisys, Inc./Coram Healthcare Inc., Critical Care America, Inc./Caremark International Inc., TakeCare Inc./FHP International Corp., EPIC Healthcare Group, Inc./HealthTrust Inc., Pinnacle Care Corp./Mariner Health Group, Inc., and Mediplex Group Inc./Sun Healthcare Group, Inc. Specifically, the average last twelve months' net income multiple (28.1x) for the comparable transactions implied an equity value for the Company of less than zero (in view of the Company's historic losses); the average tangible book value multiple (3.7x) for the comparable transactions implied an equity value for the Company of $85.0 million; the average operating cash flow multiple (16.4x) for the comparable transactions implied an equity value for the Company of $16.1 million. The average last twelve months' net revenue multiple (1.6x) for comparable transactions implied an enterprise value for the Company of $203.0 million; the average last twelve months'

EBITDA multiple (11.9x) for comparable transactions implied an enterprise value for the Company of $94.0 million; the average last twelve months' EBIT multiple (16.4x) for comparable transactions implied an enterprise value for the Company of $16.4 million; the average net operating asset multiple (2.7x) for comparable transactions implied an enterprise value for the Company of $92.0 million.

    PRIVATE PLACEMENT DISCOUNT ANALYSIS. Hambrecht & Quist reviewed publicly-available data regarding the private placement of equity securities by 31 publicly-traded companies in 1993 and 1994. It was noted that purchasers of such private placements typically acquired the securities at an average discount of 26% (before placement fees) to the public market price at the time of the purchase and that in many such transactions issuers had undertaken to provide freely-tradable securities to the purchasers within a short period of time. Hambrecht & Quist observed that it was unlikely that the Company would have been capable of privately placing $20 million of equity securities with typical institutional purchasers in any event, but if it were able to do so the foregoing data suggested that such equity would have to be freely-tradable in the near-term and have to be sold at a price ranging from $1.66 to $1.86 per share. This compared with the purchase price paid by Manor Healthcare of $2.00 per share (on an as-converted basis), which is a premium of 7% to 21% over such expected range.

    WARRANT VALUATION ANALYSIS. Hambrecht & Quist analyzed the Warrant to be purchased by Manor Healthcare. Under the Black-Scholes option valuation formula the value of a warrant for a single share of Common Stock would be from $0.37 to $1.02, assuming a risk-free interest rate of 7.69% and a range of the Company's Common Stock volatility from 40% to 100%. Thus under the Black-Scholes formula the value of the Warrant would range from $2.2 million to $6.1 million. Hambrecht & Quist observed that, since the Warrant would be less liquid than a typical freely tradeable option, its valuation would likely be lower than the Black-Scholes formula would indicate.

    STOCK TRADING HISTORY ANALYSIS. Hambrecht & Quist examined the history of the trading prices and volume of the shares of the Common Stock, and the relationship between movement in the prices of such shares and movements in certain stock indices and certain indices derived from the Home Healthcare Group during the period from April 28, 1994 to April 28, 1995. The Home Healthcare Group consisted of those so specified under the caption "Comparable Public Company Analysis" above. Such data was used to analyze the historical public market valuation of the Company as compared with the historic public market valuation of the companies comprising the Home Healthcare Group. At any given point in the period, such data indicated whether the Company's value was higher or lower relative to such blended indices. For such period, the Common Stock under-performed on a relative basis the public stocks comprising the Home Healthcare Group and the Nasdaq composite index. Similarly, Hambrecht & Quist examined the history of the trading prices and volume of the shares of the Common Stock of Manor Care, Inc., and the relationship between movement in the prices of such shares and movements in certain stock indices and certain indices derived from a compilation of comparable nursing and extended care companies (the "Nursing Group") during the period from April 28, 1994 to April 28, 1995. Specifically, the Nursing Group consisted of Arbor Health Care Co., Beverly Enterprises, Inc., Evergreen Healthcare, Inc., Genesis Health Ventures, Inc., Grancare Inc., Health Care & Retirement Corp., Hillhaven Corp., Horizon Healthcare Corp., Living Centers of America, Inc., Manor Care, Inc., Multicare Cos. Inc., Regency Health Services, Inc., Summit Care Corp., and Sun Healthcare Group, Inc. Hambrecht & Quist noted that Manor Care, Inc. had appreciated 23% from January 1, 1994 to April 17, 1995, as compared with an appreciation of 16% for the Nursing Group; the Company had appreciated 7% from January 1, 1994 to April 27, 1995, as compared with an appreciation of 75% for the Home Healthcare Group. Accordingly, Hambrecht & Quist observed that Manor Care, Inc. was operated in a fashion in which the public market valued it more than comparable companies and that the Investment may permit the Company to exploit certain management skills from Manor Healthcare for the benefit of its own stockholders.

    GENERAL.   The  foregoing description  of  Hambrecht &  Quist's  opinion  is qualified in its entirety by reference to the full text of such opinion, which is attached at Appendix III to this Proxy Statement.

    Hambrecht & Quist, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, strategic alliances, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Hambrecht & Quist may in the future provide additional investment banking or other financial advisory services to the Company.

    Pursuant to an engagement letter dated September 19, 1994, as supplemented by a letter dated May 31, 1995, the Company has agreed to pay Hambrecht & Quist a retainer of $60,000 and a fee (the "Fairness Opinion Fee") of $250,000 (paid in connection with the delivery of the Fairness Opinion). The Company has also agreed to pay Hambrecht & Quist a transaction fee (the "Transaction Fee") upon the Closing of the Purchase Agreement, of $950,000. The Fairness Opinion Fee shall be credited against the total Transaction Fee. In addition, pursuant to a Dealer Manager Agreement dated July , 1995, the Company has engaged Hambrecht & Quist to act as dealer manager in connection with the Self-Tender Offer and has agreed to pay Hambrecht & Quist a fee of $250,000 for such services. The Company has agreed to indemnify Hambrecht & Quist against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Hambrecht & Quist's engagement as financial advisor or services as dealer-manager and related matters. The Company has also agreed to pay Hambrecht & Quist a nonaccountable expense allowance of $250,000 in connection with its services related to the Investment and its fairness opinion and to reimburse certain accountable expenses related to its services as dealer-manager.

DESCRIPTION OF THE INVESTMENT BY MANOR HEALTHCARE

    COMMON STOCK INVESTMENT BY MANOR HEALTHCARE. Pursuant to the terms of the Purchase Agreement and as part of the Investment, Manor Healthcare will purchase for $3.40 per share approximately 6,440,000 shares of Common Stock for a total purchase price of approximately $21.9 million. The Investment is contingent upon a minimum of 5,635,000 shares of Common Stock being tendered to and repurchased by the Company in the Self-Tender Offer. If the Company repurchases the minimum number of shares, the Manor Healthcare investment would be reduced by $2.7 million to approximately $39.2 million, with an equivalent reduction in the proceeds to be used by the Company to fund the Self-Tender Offer. The terms and conditions of the Common Stock purchase by Manor Healthcare are as set forth in the Purchase Agreement attached to this Proxy Statement as Appendix I.

    COMPANY SELF-TENDER OFFER. In connection with the Investment, the Company is conducting the Self-Tender Offer for approximately 6,440,000 shares of its Common Stock at an offering price of $3.40 per share. In the event that an amount of shares of Common Stock less than or greater than 6,440,000 shares is tendered in the Self-Tender Offer, the Company and Manor Healthcare will mutually determine whether the Company will accept for purchase such lesser number of shares or all or any portion of such greater number of shares. To the extent that the number of shares accepted for purchase in the Self-Tender Offer is greater than or less than 6,440,000 shares, the number of shares of Common Stock to be purchased by Manor Healthcare in the Investment will increase or decrease accordingly. The Company and Manor Healthcare have agreed that the tendering of at least 5,635,000 shares of Common Stock in the Self-Tender Offer will be sufficient to permit them to make the mutual determination to proceed with the completion of the Self-Tender Offer and the concurrent Closing of the Purchase Agreement. Some officers and directors of the Company may tender all or a portion of their shares in connection with the Self-Tender Offer. The Company's Self-Tender Offer will be funded out of the proceeds of the purchase of Common Stock by Manor Healthcare. The terms of the Self-Tender Offer are described in a Tender Offer Statement dated [DATE], 1995, being mailed to the stockholders of the Company on or about [DATE], 1995.

    PURCHASE OF SERIES A PREFERRED STOCK. The Company has authorized 1,000,000 shares of preferred stock, $1.00 par value per share, none of which is currently outstanding. Pursuant to the terms of the Purchase Agreement, Manor Healthcare will purchase 200,000 shares of the Series A Preferred Stock for a purchase price of $20 million. The Board of Directors of the Company has adopted a Certificate of Designation reserving 200,000 shares of the authorized preferred stock as Series A Preferred Stock. As a condition to the Closing of the Purchase Agreement, the Company will cause the Certificate of Designation to become effective. The rights and preferences of the Series A Preferred Stock are indicated below.

    RANK. With respect to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Company, the Series A Preferred Stock ranks senior to the Common Stock and on a parity with or senior to each other series of preferred stock thereafter issued by the Company.

    LIQUIDATION VALUE. The liquidation value of the Series A Preferred Stock is equal to $100 per share.

    DIVIDENDS. Holders of Series A Preferred Stock are entitled to receive when and as declared by the Board of Directors, cumulative dividends at the rate of 12% of the Liquidation Value per annum, per share, payable in equal quarterly payments on the business day preceding the last business day of each March, June, September and December (each, a "Quarterly Dividend Payment Date"), commencing with the first Quarterly Dividend Payment Date following the Closing. Dividends shall accrue on a daily basis and shall cumulate from the date of original issue of the Series A Preferred Stock. Accrued but unpaid dividends shall accrue as of the Quarterly Dividend Payment Date on which they first became payable and may be paid in the form of either cash or shares of common stock having a market value equal to the dividend amount. However, if any quarterly dividend, redemption payment, repurchase payment, or accrued and unpaid dividend payment due upon conversion of the Series A Preferred Stock is not paid when due, then the holders of the Series A Preferred Stock shall be entitled to additional dividends which shall accrue in respect of such payments at the rate of 12% of the Liquidation Value per annum, compounded quarterly and shall be added to such payments. No dividends may be paid to or declared or set aside for the benefit of holders of any class or series of stock ranking on a parity with the Series A Preferred Stock in the payment of dividends if at the time there shall be any current or accumulated cash dividends payable to the Series A Preferred Stock, unless at the same time a like proportionate dividend, pro rata based on the annual dividend rates of the Series A Preferred Stock and such parity stock, shall at the same time be paid to or declared and set aside for the benefit of holders of the Series A Preferred Stock entitled to receive such dividend.

    LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the Company, holders of Series A Preferred Stock will be entitled to receive in preference to holders of any stock ranking junior to the Series A Preferred Stock, the Liquidation Value of $100 per share plus an amount equal to all accrued but unpaid dividends thereon on the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Company, such payment shall not have been made in full to the holders of all outstanding shares of Series A Preferred Stock, the holders of Series A Preferred Stock and all other classes or series of stock of the Company ranking on a parity therewith in the distribution of assets, shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

    VOTING RIGHTS. The holders of Series A Preferred Stock shall have, in addition to any voting rights provided by law, the right to vote as a single class with the Common Stock on an as-if-converted basis. The effect of this provision is that holders of Series A Preferred Stock will be entitled to cast 50 votes for each share of Series A Preferred Stock, subject to adjustment, as described below. The holders of shares of Series A Preferred Stock shall have the right to vote as a separate class on (i) all matters as to which the holders are entitled to vote under the Minnesota Business Corporation Act; (ii) any amendment, alteration or repeal of any provision of the Company's Articles of Incorporation or Certificate of Designation that would adversely affect the rights, powers or preferences of the Series A Preferred Stock; and (iii) any proposed creation of a class or series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends or on liquidation. Authorization of any of the foregoing actions requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock. In addition, the holders of shares of Series A Preferred Stock shall have the right to vote as a class with the holders of Common Stock on all matters as to which the holders of Common Stock are entitled to vote. The number of votes per share which the holders of Preferred Stock may cast shall be adjusted, upon any change in the Conversion Price as described below, to equal the number of shares of Common Stock into which it would then be convertible (whether or not such conversion is restricted or prohibited for any reason).

    CONVERSION. Each share of Series A Preferred Stock shall be convertible (subject to the anti-dilution provisions thereof) at any time at the option of the holder thereof, unless previously redeemed, into a number of shares of Common Stock of the Company calculated as described below, initially 50 shares. This conversion number shall be obtained by calculating (to the nearest 1/100 of a share) the number of shares of Series A Preferred Stock to be converted multiplied by a fraction, the numerator of which shall be equal to the Liquidation Value for each share of Series A Preferred Stock and the denominator of which shall be the Conversion Price (initially $2.00 per share of Common Stock), subject to adjustment and as defined in the Company's Certificate of Designation. If the Company shall default on the applicable payment date in the payment of any redemption or repurchase price, as the case may be, the right of conversion shall continue until the Series A Preferred Stock is redeemed or repurchased.

    The Series A Preferred Stock provides for adjustments upon the occurrence of certain events including, but not limited to, stock dividends, stock subdivisions or reclassifications or combinations, issuance of rights or warrants to holders of Common Stock generally entitling them to purchase Common Stock at a price less than the then-current market price thereof or distributions to holders of Common Stock generally of evidences of indebtedness or assets (other than those described in the preceding clause). In addition, upon the occurrence of any merger or combination or similar transaction, the Series A Preferred Stock is convertible into the consideration received by the holders of the Common Stock in such merger, combination or similar transaction.

    REDEMPTION PROVISIONS. The Series A Preferred Stock is not redeemable prior to the fifth anniversary date after issuance (the "Redemption Date"). On and after such date, the Series A Preferred Stock shall be redeemable in cash, at the option of the Company, in whole at any time or in part from time to time, upon no less than 30 days and no more than 60 days prior written notice by the Company to the holders thereof. Conversions shall be permitted until the close of business on the business day immediately preceding the Redemption Date. The redemption price for the Series A Preferred Stock is $100 per share, plus an amount equal to all accrued and unpaid dividends thereon.

    REPURCHASE PROVISIONS. The Series A Preferred Stock is not repurchasable prior to the fifth anniversary date after issuance (the "Repurchase Date"). On and after the Repurchase Date and unless such shares have been previously converted, the holders of the Series A Preferred Stock may require the Company to repurchase all or a portion of such holder's Series A Preferred Stock for cash, at the option of the Company, in whole at any time or in part from time to time, upon no less than 30 days and no more than 60 days prior written notice to the Company. Conversions of shares shall be permitted until the close of business on the business day immediately preceding the Repurchase Date. The repurchase price for the Series A Preferred Stock is $100 per share, plus an amount equal to all accrued and unpaid dividends thereon.

    No shares of Common Stock, preferred stock issued on a parity with the Series A Preferred Stock, or Series A Preferred Stock may be purchased, redeemed or otherwise acquired for value by the Company unless all dividends accrued on the Series A Preferred Stock shall have been paid or declared and funds for payment of the dividends set aside.

    STOCK PURCHASE WARRANT. Pursuant to the terms of the Purchase Agreement, the Company will issue to Manor Healthcare a three-year Common Stock Purchase Warrant allowing the holder to purchase up to 6,000,000 shares of Common Stock of the Company at an exercise price of $3.75 per share (the "Warrant"). The exercise price of the Warrant is subject to the same anti-dilution provisions as are applicable to the Series A Preferred Stock. See "Description of the Investment by Manor Healthcare -- Purchase of Series A Preferred Stock -- Conversion."

    REGISTRATION RIGHTS AGREEMENT. Pursuant to the Purchase Agreement, on the Closing Date the Company and Manor Healthcare will enter into a Registration Rights Agreement covering the securities being purchased by Manor Healthcare. Manor Healthcare will have the right to require the Company to use its best efforts to register under the Securities Act of 1933, at the Company's expense, all or any portion of the Common Stock, the Common Stock purchasable upon exercise of the Warrant, or the Common Stock into which the Series A Preferred Stock, directly or indirectly, is convertible ("Registrable Securities") for sale in an underwritten public offering. The Company will not be entitled to sell its securities in any such registration for its own account without the consent of Manor Healthcare. In addition, if the Company at any time seeks to register under the Securities Act of 1933 for sale to the public any of its securities, the Company must include, at Manor Healthcare's request, Manor Healthcare's Registrable Securities in the registration statement, subject to underwriter cutback provisions.

DESCRIPTION OF THE PURCHASE AGREEMENT

    PURCHASE AND SALE OF SECURITIES. The Purchase Agreement provides for Manor Healthcare to purchase approximately 6,440,000 shares of Common Stock, $.01 par value, of the Company, 200,000 shares of Series A Preferred Stock and the Warrant to purchase up to 6,000,000 additional shares of Common Stock of the Company. The aggregate purchase price for the Common Stock, the Warrant and the Series A Preferred Stock is approximately $41.9 million. The Investment is contingent upon a minimum of 5,635,000 shares of Common Stock being tendered to and repurchased by the Company in the Self-Tender Offer. If the Company repurchases the minimum number of shares, the Manor Healthcare investment would be reduced by $2.7 million to approximately $39.2 million, with an equivalent reduction in the proceeds to be used by the Company to fund the Self-Tender Offer. Certain terms and conditions of the Purchase Agreement are summarized below. See "Description of the Investment by Manor Healthcare."

    CONDITIONS TO CLOSING. The Purchase Agreement contains certain conditions which must be met or waived prior to the Closing of the Purchase Agreement, including the following:

    CONSUMMATION OF THE COMPANY  SELF-TENDER OFFER.   The Company must  complete
the Self-Tender Offer to purchase at least 5,635,000 shares of Common Stock at a purchase price of $3.40 per share.

    COMPANY STOCKHOLDER APPROVAL. The stockholders of the Company are required to approve and adopt the Purchase Agreement and related Investment by Manor Healthcare, including the amendments to the Company's Articles of Incorporation and Stock Option Plans included herein as Proposals Two and Three, respectively.

    NO ORDER. There shall be no statute, rule, regulation or other restriction in effect promulgated by a governmental or regulatory authority or federal or state court of competent jurisdiction which would prohibit or otherwise limit the consummation of the transactions contemplated by the Purchase Agreement.

    AMENDMENT TO ARTICLES OF INCORPORATION. An amendment to the Articles of Incorporation of the Company effecting the amendment described herein as Proposal Two shall have been filed with the Minnesota Secretary of State, to become effective on the Closing Date.

    COMPANY CONSENTS AND PERMITS. The Company shall have obtained all necessary consents, approvals and other authorizations required to effect the transactions contemplated by the Purchase Agreement, principally consisting of the following:
(1) the Company must receive consent to the transaction from its lender, which has preliminarily granted its consent and extended the Company's credit agreement until December 31, 1995; (2) substantially all of the Company's leases and various insurance contracts of the Company require consent of the other party to a change in control or material change in the Company's ownership; and (3) notification or consent to maintain state licensure will be required in all 14 states where the Company is licensed for home care and/or hospice. Consents are also required pursuant to the Company's pharmacy license requirements, and the Medicare program requires various notifications and re-approvals.

    MANOR HEALTHCARE CONSENTS. Manor Healthcare and its parent company, Manor Care, Inc., must obtain waivers from their lenders under a certain Competitive Advance and Multi-Currency Revolving Credit Facility Agreement, dated as of November 30, 1994, as to (i) the applicability of the covenants in such agreement to the Company and (ii) any requirement that the Company provide a guaranty of the obligations under such agreement. This condition has been fulfilled.

    REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement described above under "Registration Rights Agreement" shall have been executed.

    There can be no assurance that each of the conditions to the Closing will be satisfied or waived. If the Closing does not occur on or prior to the Closing Date, the Purchase Agreement will terminate without any action by the Company or Manor Healthcare. In the event one or more of these conditions are not met or waived, the Purchase Agreement may be terminated. See "Termination" below.

    REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. The Purchase Agreement contains extensive representations and warranties given by the Company to Manor Healthcare, designed to provide Manor Healthcare with adequate and complete disclosure regarding such matters as the Company's participation in the Medicare and Medicaid programs, compliance with various laws and environmental matters, the accuracy of the Company's financial statements, payment of taxes by the Company and any pending or threatened litigation involving the Company, among other things. Under the terms of the Purchase Agreement, the representations and warranties contained therein will survive until December 31, 1996. The Company has agreed to indemnify Manor Healthcare and its affiliates from and against any losses they may suffer as a result of any breach of such representations or warranties or any material misstatement contained in this Proxy Statement or in documents delivered to stockholders in connection with the Self-Tender Offer (the "Tender Offer Documents") or material omission from this Proxy Statement or the Tender Offer Documents, provided that Manor Healthcare gives written notice to the Company of such a claim on or prior to December 31, 1996.

    COVENANTS.   The Purchase Agreement contains certain covenants including the following:

    HART-SCOTT-RODINO FILING. The applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") with respect to the transactions contemplated by the Purchase Agreement shall have expired or been terminated prior to Closing. To the extent applicable, the Company and Manor Healthcare shall make all filings and furnish all information required by the HSR Act with respect to the transactions contemplated by the Purchase Agreement and shall use their best efforts to obtain the early termination of the waiting period under the HSR Act provided that neither the Company nor Manor Healthcare shall be required to agree to dispose of or hold separate any portion of its business or assets. The required filings under the HSR Act have been made and the applicable waiting period has terminated.

    PRE-CLOSING ACTIVITIES. From and after the date of the Purchase Agreement until the Closing, the Company and Manor Healthcare shall act with good faith towards, and shall use their best efforts to consummate, the transactions contemplated by the Purchase Agreement, and neither the Company nor Manor Healthcare will take any action that would prohibit or impair its ability to consummate the transactions contemplated by the Purchase Agreement.

    ACQUISITION PROPOSALS. The Company has agreed in the Purchase Agreement that prior to the Closing neither the Company nor any of its officers, directors or employees will, and the Company will direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any consultant, financial advisor, attorney or accountant retained by the Company) not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer to stockholders, or make any public announcement regarding the same, with respect to (i) a tender offer or exchange offer for any securities of the Company; (ii) a merger, consolidation, business combination or similar transaction; (iii) any purchase, lease, exchange, pledge, mortgage, transfer or other disposition of at least 20% of the assets of, or any equity securities of, the Company (an "Acquisition
Proposal") or engage in negotiations, provide information or discuss an Acquisition Proposal with any person, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

    Nothing contained in the Purchase Agreement, however, prohibits the Company and its directors from making to the stockholders any recommendation and related filing with the Securities Exchange Commission, as required by Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934, with respect to any tender offer, or from informing the stockholders of the Company in the proxy materials with respect to the meeting of stockholders called to consider the transactions contemplated by the Purchase Agreement of information that is material to the vote with respect to such transactions, or from changing or withdrawing the recommendation of the directors with respect to such transactions if the directors conclude that such change or withdrawal is required by their fiduciary duties (as determined in good faith by the Board of Directors of the Company upon the advice of counsel).

    CONDUCT OF BUSINESS PENDING CLOSING. The Company has agreed, among other things, that as and after the date of the Purchase Agreement and up to the date of Closing, the Company will use its best efforts to conduct its business in the ordinary course pursuant to ordinary business terms and consistent with past practice. The Company has further agreed that, without Manor Healthcare's prior written consent it will not, among other things: (i) sell, pledge, dispose of, lease or encumber any of its assets; (ii) amend its Articles of Incorporation or bylaws; (iii) split, combine or reclassify its shares or declare any dividends on its capital stock; (iv) redeem any of its own shares (other than pursuant to the Self-Tender Offer); (v) effect any plan of liquidation, dissolution, merger, recapitalization or other reorganization; or (vi) create or otherwise acquire or fund any new subsidiary. The Company has also agreed that it will not: (i) issue, pledge or dispose of any shares of capital stock (except for shares issuable upon the exercise of outstanding options), or issue any additional options, warrants or rights to purchase shares of its capital stock; (ii) acquire or invest in another business; (iii) incur any indebtedness, either directly or through the guaranty of the debt of others; (iv) effect any change in its capitalization; (v) change any assumption underlying, or method of calculating, any bad debt, contingencies, provisions or other reserves; (vi) pay, discharge or satisfy any claims, liabilities or obligations or collect, accelerate the collection of, any amounts owed, other than in the ordinary course of business; (vii) waive, release or transfer any rights of value or modify or change in any material respect an existing license, lease, contract or other document; or (viii) make any tax election or settle or compromise any income or other tax liability. Moreover, the Company may not effect any change in any form of employee benefit plan or other benefits granted to its employees or former employees, except for increasing the compensation or fringe benefits of non-officer employees in the ordinary course of business and consistent with past practice or as otherwise required by law.

    TERMINATION. At any time prior to the Closing, the Purchase Agreement and the transactions contemplated thereby may be terminated (i) by mutual written agreement of the Company and Manor Healthcare; (ii) if the Closing shall not have been consummated on or before September 15, 1995; (iii) if any law, regulation or non-appealable final order or judgment is effected that makes consummation of the transactions contemplated by the Purchase Agreement illegal or otherwise prohibited; (iv) if the Company's stockholders fail to approve the Purchase Agreement; (v) by Manor Healthcare upon certain material breaches or defaults by the Company; or (vi) by the Company upon certain material breaches or defaults by Manor Healthcare.

    COMPANY PAYMENTS IN THE EVENT OF TERMINATION. The Company has agreed to pay Manor Healthcare $1,300,000 for Manor Healthcare's costs associated with entering into the Purchase Agreement in the event the Purchase Agreement is terminated (a) by Manor Healthcare due to (i) a breach by the Company of its "no-shop" or conduct of business obligations of Sections 7.9 and 7.13 of the
Purchase Agreement; (ii) a willful breach by the Company of the Purchase Agreement which is not cured within 10 days after notice thereof from Manor Healthcare; (iii) withdrawal or modification of certain documents delivered to Manor Healthcare prior to execution of the Purchase Agreement, including the resignation letters submitted by Messrs. Finkle and Lieberbaum, the resolutions adopted by the Company's Board of Directors approving the Purchase Agreement and the Investment and a legal opinion delivered by Lindquist & Vennum P.L.L.P. as to the effect of certain aspects of the Minnesota Business Corporation Act on the Investment; (iv) withdrawal or modification of the Board of Directors' approval or recommendation of the Purchase Agreement, the Investment or related transactions; (v) withdrawal or modification by the Special Committee of the Board of Directors of its approval of the Purchase Agreement, the Investment or related transactions; or (vi) a recommendation of the Board of Directors to its stockholders to accept an Acquisition Proposal or a failure by the Company's Board of Directors to recommend to its stockholders that they not tender shares into any such Acquisition Proposal, or the acquisition by any person other than Manor Healthcare or its affiliates of the right to acquire beneficial ownership of 20% or more of the Company's outstanding Common Stock; or (b) by the Company if its Board of Directors fails to make or withdraws its recommendation that stockholders approve the Purchase Agreement if there is an Acquisition Proposal at such time or if the Board recommends that its stockholders accept or approve an Acquisition Proposal.

EFFECTS OF THE INVESTMENT ON THE COMPANY

    USE OF PROCEEDS. On the date of the initial purchase of the Company's Common Stock and Series A Preferred Stock under the Purchase Agreement (the "Closing"), the Company will receive approximately $41.9 million in cash from Manor Healthcare in consideration for the issuance to Manor Healthcare of approximately 6,440,000 shares of Common Stock, 200,000 shares of Series A Preferred Stock, and a three-year Warrant to purchase up to 6,000,000 additional shares of Common Stock for $3.75 per share. Substantially all of the proceeds from the sale of the Common Stock will be used to fund the Self-Tender Offer. The $20 million in proceeds from the issuance of the Series A Preferred Stock and the Warrant, net of the transaction expenses (such net proceeds are referred to herein as the "Transaction Proceeds"), will be invested in interest bearing securities pending application as described below. Expenses of the transaction, to be borne by the Company, are estimated to be $2 million.

    The Transaction Proceeds will be available to the Company for general corporate purposes. The Company anticipates that it will principally utilize the Transaction Proceeds to invest in the expansion of Company operations into the eight geographic areas where Manor Healthcare is present and the Company is not and to finance the Company's continued operations. Except as described above, the Company does not currently have any commitments or understandings regarding the use of the Transaction Proceeds. The Company believes that its cash flow from current operations is sufficient to meet its current cash needs.

    There can be no assurance that the Company will be successful in its efforts to utilize the Transaction Proceeds in a manner that contributes to the profitable growth of the Company's business or that the Transaction Proceeds will not be used in such a way as to dilute the per share earnings or equity of the Company after giving effect to the purchase of shares of Series A Preferred Stock by Manor Healthcare.

    If the Warrant is exercised in full, the Company would receive an additional $22.5 million in proceeds. Since it is not known if or when the Warrant might be exercised, it is uncertain how the additional proceeds would be applied. However, it is the Company's current expectation that the additional proceeds, if received, would be used to fund growth in the Company's business and expansion into additional geographic areas.

    PRO FORMA FINANCIAL EFFECT. The Investment will have the effect of increasing the Company's cash and equity (net of estimated transaction expenses) by approximately $18 million. Because the Series A Preferred Stock bears a dividend, the pro forma effect of the Series A Preferred Stock would be to reduce earnings per share, on both a primary and fully-diluted basis. The following Pro Forma Balance Sheet as of March 31, 1995 and Pro Forma Statements of Income for the year ended

September 30, 1994 and the six month period ended March 31, 1995 reflect these changes. The Pro Forma Statements of Income assume that the Investment occurred on October 1, 1993 and on October 1, 1994, respectively.

                              IN HOME HEALTH, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               At March 31, 1995
                                  (Unaudited)
                (Amounts in thousands except per share amounts)

                                                                        HISTORICAL  ADJUSTMENTS     PRO FORMA
                                                                        ---------  --------------  -----------
CURRENT ASSETS........................................................  $  18,091  $  (21,900)(1)   $  36,091
                                                                                       41,900(2)
                                                                                       (2,000)(3)
PROPERTY, NET.........................................................     11,620                      11,620
OTHER ASSETS..........................................................     21,551                      21,551
                                                                        ---------  --------------  -----------
TOTAL ASSETS..........................................................  $  51,262  $   18,000       $  69,262
                                                                        ---------  --------------  -----------
                                                                        ---------  --------------  -----------
CURRENT LIABILITIES...................................................  $  15,520                   $  15,520
LONG-TERM DEBT........................................................      2,719                       2,719
DEFERRED ITEMS........................................................      3,663                       3,663
REDEEMABLE PREFERRED STOCK -- authorized 1,000 shares.................             $   18,500(2)       18,500
SHAREHOLDERS' EQUITY:
  Common stock -- authorized 40,000 shares............................        160         (64)(1)         160
                                                                                           64(2)
  Additional paid-in capital..........................................     23,862     (21,836)(1)      23,362
                                                                                       21,836(2)
                                                                                        1,500(2)
                                                                                       (2,000)(3)
  Retained earnings...................................................      5,338                       5,338
                                                                        ---------  --------------  -----------
  Total shareholders' equity..........................................     29,360        (500)         28,860
                                                                        ---------  --------------  -----------
TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY...............................................................  $  51,262  $   18,000       $  69,262
                                                                        ---------  --------------  -----------
                                                                        ---------  --------------  -----------

- ------------------------
(1) Represents the Company's Self-Tender Offer for the purchase and retirement of approximately 6,440 shares of the Company's outstanding Common Stock at $3.40 per share. If the minimum of 5,635 shares of Common Stock is tendered, the impact is a reduction of $2,700 in the cash used to repurchase, and received for the issuance of, the Common Stock. There is no net impact to the pro forma financial statements above.
(2) Represents gross proceeds to the Company upon consummation of Manor Healthcare's investment in the Company as follows: (i) issuance to Manor Healthcare of 200 shares of the Company's redeemable Preferred Stock (fair value of $18,500) and a Warrant (fair value of $1,500) to purchase an additional 6,000 shares of the Company's Common Stock (gross proceeds of $20,000) and (ii) issuance of approximately 6,440 shares of the Company's Common Stock at $3.40 per share. Pursuant to the terms of the Purchase Agreement, the Common Stock to be sold to Manor Healthcare equals the number of shares of Common Stock repurchased by the Company (gross proceeds of $21,900). See "Description of the Investment by Manor Healthcare -- Pur-chase of Series A Preferred Stock" and "Investment Proposals -- Background of the Investment Proposals" and "-- Reasons for the Purchase Agreement Transactions" for a description of the conversion of the Preferred Stock and a discussion of the initial $2.00 conversion price.
(3) Represents estimated transaction expenses of $2,000 which include Hambrecht & Quist's transaction and tender offer fees, legal and accounting fees and printing costs.

                              IN HOME HEALTH, INC.
                         PRO FORMA STATEMENT OF INCOME
                  For the Fiscal Year Ended September 30, 1994
                                  (Unaudited)
                (Amounts in thousands except per share amounts)

                                                                        HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                                        -----------  ------------  -----------
REVENUE...............................................................  $   120,485                $   120,485
OPERATING EXPENSES:
  Direct costs of revenue.............................................       69,411                     69,411
  General, administrative and selling expenses........................       49,721                     49,721
                                                                        -----------                -----------
  Total operating expenses............................................      119,132                    119,132
                                                                        -----------                -----------
INCOME FROM OPERATIONS................................................        1,353                      1,535
                                                                        -----------                -----------
INTEREST EXPENSE, NET.................................................          669                        669
                                                                        -----------                -----------
INCOME BEFORE INCOME TAXES............................................          684                        684
INCOME TAX EXPENSE....................................................          437                        437
                                                                        -----------                -----------
NET INCOME............................................................          247                        247
REDEEMABLE PREFERRED STOCK DIVIDENDS AND ACCRETION....................               $  (2,700)(1)      (2,700)
                                                                        -----------  ------------  -----------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK..........................  $       247  $  (2,700)    $    (2,453)
                                                                        -----------  ------------  -----------
                                                                        -----------  ------------  -----------
NET INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE:
  Primary.............................................................  $      0.02                $     (0.15)
                                                                        -----------                -----------
                                                                        -----------                -----------
  Fully Diluted.......................................................  $      0.02                $     (0.15)
                                                                        -----------                -----------
                                                                        -----------                -----------
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:
  Primary.............................................................       16,013                     16,013
                                                                        -----------                -----------
                                                                        -----------                -----------
  Fully Diluted.......................................................       16,013                     16,013
                                                                        -----------                -----------
                                                                        -----------                -----------

- ------------------------
(1) Represents an assumed dividend on the redeemable Preferred Stock of $2,400 and redeemable Preferred Stock accretion of $300. The redeemable Preferred Stock is assumed to accrete over five years from its fair value of $18,500 on the date of issuance to its redeemable value of $20,000 as of the mandatory redemption date.

                              IN HOME HEALTH, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    For the Six Months Ended March 31, 1995
                                  (Unaudited)
                (Amounts in thousands except per share amounts)

                                                                         HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                                         ----------  -------------  ----------
REVENUE................................................................  $   64,927                 $   64,927
OPERATING EXPENSES:
  Direct costs of revenue..............................................      36,735                     36,735
  General, administrative and selling expenses.........................      26,179                     26,179
                                                                         ----------                 ----------
  Total operating expenses.............................................      62,914                     62,914
                                                                         ----------                 ----------
INCOME FROM OPERATIONS.................................................       2,013                      2,013
INTEREST EXPENSE, NET..................................................         449                        449
                                                                         ----------                 ----------
INCOME BEFORE INCOME TAXES.............................................       1,564                      1,564
INCOME TAX EXPENSE.....................................................         721                        721
                                                                         ----------                 ----------
NET INCOME.............................................................         843                        843
REDEEMABLE PREFERRED STOCK DIVIDENDS AND ACCRETION.....................              $  (1,350)(1)      (1,350)
                                                                         ----------  -------------  ----------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCK...........................  $      843  $  (1,350)     $     (507)
                                                                         ----------  -------------  ----------
                                                                         ----------  -------------  ----------
NET INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE:
  Primary..............................................................  $     0.05                 $    (0.03)
                                                                         ----------                 ----------
                                                                         ----------                 ----------
  Fully Diluted........................................................  $     0.05                 $    (0.03)
                                                                         ----------                 ----------
                                                                         ----------                 ----------
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:
  Primary..............................................................      16,205                     16,205
                                                                         ----------                 ----------
                                                                         ----------                 ----------
  Fully Diluted........................................................      16,245                     16,245
                                                                         ----------                 ----------
                                                                         ----------                 ----------

- ------------------------
(1) Represents an assumed dividend on redeemable Preferred Stock of $1,200 and redeemable Preferred Stock accretion of $150. The redeemable Preferred Stock is assumed to accrete over five years from its fair value of $18,500 on the date of issuance to its redeemable value of $20,000 as of the mandatory redemption date.

    REQUIRED CONSENTS. As described under "Description of the Purchase Agreement -- Conditions to Closing," consummation of the transactions contemplated by the Purchase Agreement will require consent or notification of a number of parties. The Company anticipates that there will be no significant financial effect from obtaining any required consents.

    PERCENTAGE OWNERSHIP BY MANOR HEALTHCARE AFTER CLOSING. Upon consummation of the transactions contemplated by the Purchase Agreement, Manor Healthcare will directly own approximately 6,440,000 shares of the Common Stock of the Company and 200,000 shares of the Series A Preferred Stock, representing approximately 63% of the then existing voting power of the Company. In the event of full exercise of the Warrant to acquire up to an additional 6,000,000 shares of the Common Stock of the Company, Manor Healthcare would own approximately 70% of the Company's total voting power, of which approximately 20% would be represented by Common Stock purchased directly by Manor

Healthcare under the Purchase Agreement, 31% would be represented by the Series A Preferred Stock, and 19% would be represented by the additional 6,000,000 shares of Common Stock issued upon exercise of the Warrant.

CHANGES TO COMPANY MANAGEMENT

    BOARD OF DIRECTORS. Pursuant to the terms of the Purchase Agreement and effective immediately following Closing of the Purchase Agreement, the Company's Board of Directors will be expanded from five to seven members, four of whom will be nominees of Manor Healthcare. In connection therewith, S. Marcus Finkle and Sheldon Lieberbaum have submitted their resignations as Directors of the Company to take effect immediately upon Closing of the Purchase Agreement. Certain of the amendments to the Stock Option Plans set forth in Proposal Three herein are designed to allow the outstanding options held by Messrs. Finkle and Lieberbaum to be immediately vested in full notwithstanding their resignations. Messrs. Finkle and Lieberbaum currently hold options to purchase 35,000 shares each, of which 14,100 shares each are currently vested.

    The four nominees of Manor Healthcare who will be elected to fill the newly-created vacancies as directors of the Company are set forth below:

    MARK L. GILDEA, age 43, has served as President, Alternate Site Services Division of Manor Healthcare since December 1994. Previously he served as Vice President of Managed Care of Manor Healthcare from December 1993 to December 1994. Prior to joining Manor Healthcare, he was employed as Executive Vice President of Option Care, Inc. from October 1992 to December 1993. He was previously employed by Caremark, Inc. for over 10 years, including as Area Vice President.

    DONALD C. TOMASSO, age 50, has served as President, Long Term Care Division, of Manor Healthcare since February 1995, as Chief Operating Officer of Manor Healthcare from May 1991 to February 1995, and as a Director of Manor Healthcare since June 1991. He has been Chairman and Chief Executive Officer of Vitalink Pharmacy Services, Inc. since February 1995 and was its Vice Chairman from September 1991 to February 1995. Mr. Tomasso was previously employed by Marriott Corporation for more than five years, including as Executive Vice President/General Manager of the Roy Rogers Division.

    JOSEPH BUCKLEY, age 47, has served as President, Assisted Living Division of Manor Healthcare since February 1995 and was Senior Vice President -- Information Resources and Development of Manor Care, Inc. from June 1990 to February 1995. He previously served as Vice President -- Information Resources of Manor Care, Inc. from July 1989 to June 1990 and as Vice President -- Real Estate of Manor Care, Inc. from September 1983 to July 1989.

    JAMES H. REMPE, age 65, has served as Senior Vice President, General Counsel and Secretary of Manor Care, Inc. since August 1981. He has served in the same capacities with Choice Hotels International, Inc. since February 1981 and with Manor Healthcare since December 1980. He has been Secretary of Vitalink Pharmacy Services, Inc. since January 1983 and was its Senior Vice President and a Director from January 1983 to September 1991.

It is anticipated that each of the foregoing individuals will be able to serve as directors effective immediately following the closing of the Purchase Agreement. However, one or more other individuals may be substituted for the foregoing nominees if specified by Manor Healthcare in writing prior to the closing of the Purchase Agreement, provided that any such substitutions must be agreed to by the Company.

    As a result of the foregoing, Manor Healthcare will effectively control the actions of the Company's Board of Directors following the closing of the Purchase Agreement. In addition, Manor Healthcare will control approximately 63% of the voting power of the stockholders of the Company immediately following the Investment. As such, Manor Healthcare will be able to effectively control the outcome of any stockholder votes, including the election of directors, following the Closing of the

Purchase Agreement. However, Manor Healthcare has agreed in the Purchase Agreement that so long as Judy Figge and Kenneth Figge are employed by the Company, Manor Healthcare will vote, or cause to be voted, all shares of Common Stock beneficially owned by them in favor of their election to the Board of Directors. In addition to the Figges, James Lynn will continue to serve as a director following the Closing of the Purchase Agreement.

    MANAGEMENT PERSONNEL. Pursuant to the terms of the Purchase Agreement and effective upon Closing of the Purchase Agreement, Mark L. Gildea will be elected as Chief Executive Officer of the Company. The terms of the Purchase Agreement require that Mr. Gildea devote at least approximately 75% of his entire working time to the affairs of the Company, while the balance of his working time will be devoted to Manor Healthcare and its affiliates other than the Company. The Company will be responsible for the payment of his compensation, but will be reimbursed by Manor Healthcare for 25% of the costs associated with the employment of Mr. Gildea by the Company.

    EMPLOYMENT  AGREEMENTS.    Concurrent  with the  execution  of  the Purchase
Agreement, the Company executed employment agreements with Judy Figge and Kenneth Figge, which agreements are contingent upon and will be made effective following the closing of the Purchase Agreement. Each of these employment agreements expire by their terms on September 30, 1997, unless earlier terminated or extended beyond that date. Ms. Figge's employment agreement specifies that she will serve the Company as its President and Chairperson of the Board of Directors, reporting to the Chief Executive Officer of the Company. Ms. Figge will be paid a base salary of $300,000 per annum until September 30, 1996 and $315,000 per annum from October 1, 1996 to September 30, 1997. Mr. Figge's employment contract specifies that he will serve the Company as its Chief Financial Officer, receiving a base salary of $226,000 per annum until September 30, 1996 and $237,000 per annum from October 1, 1996 to September 30, 1997. Each of Ms. Figge and Mr. Figge will be reimbursed for all reasonable travel, hotel, entertainment or other expenses, including a monthly automobile allowance, cellular phone, the use of a personal computer and facsimile machine at their home and life insurance premiums on policies owned by the Figges. The automobiles currently leased by the Company for use by the Figges will be assigned to the Figges as soon as practicable after the closing of the Purchase Agreement. The Figges will also be entitled to participate in all of the benefit plans or programs of the Company, and will be eligible to receive annual bonuses in accordance with the current management incentive compensation plan of the Company, wherein cash bonuses may be awarded based on a designated percentage up to 75% of base salary depending on the Company's performance.

    Under their employment agreements, Ms. Figge and Mr. Figge will also be granted stock options to purchase 300,000 shares and 200,000 shares, respectively, of Common Stock pursuant to an amendment to the Company's 1995 Stock Option Plan described in Proposal Three. These options will have an exercise price equal to the fair market value of the Common Stock on the date of the Closing, will be immediately vested upon the grant thereof (but will not be exercisable until after January 1, 1997) and will have a term of ten years from the date of grant, although they will expire on the later of (i) March 31, 1997, or (ii) the date that is 90 days after the termination of employment. These options will also be subject to forfeiture in their entirety in the event that, on or prior to December 31, 1996, the Board of Directors of Manor Healthcare or of the Company shall have (a) formed in good faith a belief that Ms. Figge or Mr. Figge, as the case may be, had actual conscious knowledge that a representation or warranty included in the Purchase Agreement or any schedule, exhibit or appendix thereto was materially untrue at the time of Closing of the Purchase Agreement and (b) commenced an action in a court of competent jurisdiction with respect to such believed material representation and such court determines that Manor Healthcare's or the Company's belief was correct. If such court determines that such belief was incorrect, the options will be exercisable until the date that is the later of 90 days after (x) the termination of employment or (y) the date of the court's decision.

    Pursuant to the terms of the Purchase Agreement, the Company will also offer employment agreements to James Lynn, Cathy Reeves and Margaret Maxon under the terms provided in the Purchase Agreement. If executed, Mr. Lynn's employment agreement extends for a period of two years following the closing of the Purchase Agreement and requires Mr. Lynn to provide 60 to 80 hours of human resources/training services for the Company each month, for which he will be compensated at a rate of $90,000 per annum. Mr. Lynn will also be eligible to receive annual bonuses based on the Company's financial performance up to a maximum amount equal to 50% of his base salary. Mr. Lynn will also be entitled to participate in the Company's benefit plans or programs otherwise available to executives of the Company. Mr. Lynn's employment agreement contemplates the granting of options to Mr. Lynn to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. These options will be immediately vested upon the grant thereof, will be exercisable immediately and will have a term of 10 years from the date of grant, provided, however, that the options will expire within three months after termination of employment.

    The employment agreements to be offered to Ms. Reeves and Ms. Maxon will extend for a term of one year following the closing of the Purchase Agreement and contemplate that each will serve the Company as an officer-employee. Ms. Reeves is currently the Vice President of Operations and Chief Operating Officer of the Company and Ms. Maxon is the Vice President of Customer Relations. These employment agreements contemplate a base salary of $137,500 per annum for Ms. Reeves and $129,250 per annum for Ms. Maxon. Each will be eligible to receive bonuses in accordance with the Company's management incentive compensation plan and each will be entitled to participate in the Company's benefit plans generally available to its executives. Each of Ms. Reeves and Ms. Maxon will be granted options to purchase 50,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each of these options will be immediately vested upon the grant thereof, will be exercisable immediately and will have a term of ten years from the date of grant, provided, however, that such options will expire within three months after termination of employment.

    Each of the employment agreements with Ms. Figge, Mr. Figge, Mr. Lynn, Ms. Reeves and Ms. Maxon has severance provisions designed to pay to the employee severance payments equal to the amount due for the remaining term of the applicable employment agreement if such employee's employment is terminated due to death, disability or resignation or retirement of the employee for "Good Reason". "Good Reason" is defined to include any request that the employee permanently relocate to a location not in the Minneapolis, Minnesota metropolitan area or a failure or refusal by the Company to provide duties for the employee to perform which are consistent with such employee's position. Each of the employment agreements, other than Mr. Lynn's, also contains agreements not to compete with the Company during the term of the employment agreement and for a period of one year following termination, in the case of Ms. Figge and Mr. Figge, or for the greater of six months or the remaining term of the employment agreement in the case of Ms. Reeves and Ms. Maxon.

    POST-CLOSING COVENANTS. Manor Healthcare has agreed that, for a period of two years following the Closing of the Purchase Agreement, the Company's corporate headquarters will be maintained in the Minneapolis, Minnesota metropolitan area (unless otherwise unanimously approved by the Board of Directors); the Common Stock of the Company will continue to be publicly traded; and the Company will continue to operate in the lines of business in which it currently engages.

    FUTURE ARRANGEMENTS. Subsequent to the Closing, the Company and Manor Healthcare may determine to discuss entering into, or enter into, agreements or arrangements which they deem prudent and mutually beneficial for the provisions of services between them on terms that are fair to each party. Such services may include, without limitation, administrative services, financial or treasury management services, reimbursement matter services, legal services, accounting services and other similar types of services.

SOURCE OF FUNDS

    Manor Healthcare has informed the Company that the approximately $41.9 million to be used to make the Investment will come from its operating cash flow and existing lines of credit available to it.

INFORMATION CONCERNING MANOR HEALTHCARE

    Manor Healthcare is a subsidiary of Manor Care, Inc., a publicly held corporation with consolidated revenues of $1.2 billion in its fiscal year ended May 31, 1994, of which approximately 79% was derived from health care related services. Manor Healthcare owns, operates or manages 172 nursing centers (including 10 medical and physical rehabilitation centers and 15 assisted living centers) which provide high acuity services, skilled nursing care, intermediate nursing care, custodial care and assisted living services, principally for residents over the age of 65. Manor Healthcare also owns approximately 82.3% of Vitalink Pharmacy Services, Inc., a public company that operates 17 institutional pharmacies in five states. Manor Healthcare also owns and operates an acute care general hospital and five nursing assistant training schools.

    Manor Healthcare's nursing centers generally provide five types of services: high acuity services for persons who require complex medical and physical rehabilitation services; skilled nursing care for persons who require 24 hour-a-day professional services of a registered nurse or a licensed practical nurse; intermediate care for persons needing less intensive nursing care; custodial care for persons needing a minimum level of care; and assisted living for persons needing some supervision and assistance with personal care.

    Substantially all of Manor Healthcare's nursing centers are currently certified to receive benefits provided under Medicare and under programs administered by the various states to provide medical assistance to the medically indigent ("Medicaid"). However, Manor Healthcare attempts to locate and operate its nursing centers in a manner designed to attract patients who pay directly to the facilities for services without benefit of any government assistance program. Patients seeking the services of the nursing centers come from a variety of sources and are principally referred by hospitals and physicians.

    Certain other information regarding Manor Healthcare, as supplied by Manor Healthcare to the Company, is contained in Appendix IV -- Manor Healthcare Corp. Information Statement.

    Manor Healthcare's principal executive offices are located at 10750 Columbia Pike, Silver Spring, Maryland 20901 and its telephone number is (301) 681-9400.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

    YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

    The following table sets forth, for the periods indicated, the Company's results of operations as a percent of revenue:

                                                                                                       PERCENT CHANGE
                                                                    PERCENT OF REVENUES           ------------------------
                                                           -------------------------------------     1993         1992
                                                              1994         1993         1992        TO 1994      TO 1993
                                                           -----------  -----------  -----------  -----------  -----------
Revenue..................................................        100%         100%         100%          16%          38%
Direct Costs of Revenue..................................         58           55           55           22%          39%
                                                                 ---          ---          ---
Gross Profit.............................................         42           45           45            9%          38%
General, Administrative and Selling Expenses.............         41           43           40           12%          47%
                                                                 ---          ---          ---
Income From Operations...................................          1%           2%           5%         (44%)        (37%)

    Revenue for 1994 increased 16% over 1993. Revenue increased 17% as a result of increased services provided in geographic markets in which the Company operated at the beginning of the prior year ("existing markets"), and 5% as a result of acquisitions. This is offset by a 6% decrease in revenue as a result of the Medicare reserve (4%) and pricing and mix changes (2%). In 1993 revenue increased 38% over 1992. 1993 revenue increased 23% as a result of increased services in existing markets, 15% as a result of acquisitions, and 1% as a result of pricing and mix adjustments. This was offset by a 1% decrease due to the Medicare reserve. The Company's growth within existing markets is the result of industry growth, the Company's marketing efforts, improved name recognition and the growth of infusion operations. In 1994 the Company entered the Toledo and San Antonio markets through acquisitions and expanded into the Greensboro market utilizing a Certificate of Need acquired in 1993. In 1993 the Company entered the Raleigh-Durham, Dallas and Norfolk geographic markets, all of which were through acquisitions.

    The breakdown by division of the Company total revenue is as follows:

                                                                                          YEAR ENDED SEPTEMBER 30
                                                                                   -------------------------------------
                                                                                      1994         1993         1992
                                                                                      -----        -----        -----
Extended Hours Division..........................................................         18%          20%          25%
                                                                                          --           --           --
                                                                                          --           --           --
Visit Division -- Service........................................................         78%          77%          71%
               Infusion Products.................................................          4%           3%           4%
                                                                                          --           --           --
                                                                                          82%          80%          75%
                                                                                          --           --           --
                                                                                          --           --           --

    While Extended Hours Division revenue increased 7% and 9% in 1994 and 1993, respectively, Visit Division revenue increased 18% and 48% in the comparable periods, increasing its relative contribution to total revenue. Within the Visit Division, infusion product revenue growth was 32% and 18% in 1994 and 1993, respectively. This change in revenue mix is the result of stronger market demand for Visit Division services, which are primarily Medicare reimbursed, along with acquisitions of primarily visit-based businesses and the growth of infusion products revenue. The reductions in the rate of the Company's growth were due primarily to cash constraints resulting from disputes with Medicare fiscal intermediaries which are discussed under "Liquidity and Capital Resources" and
Note 5 to the Financial Statements.

    Direct costs of revenue, as a percentage of sales, were 58% in 1994 as compared to 55% in 1993 and 1992. The change in 1994, resulting from an increase of direct costs of 22% over 1993, whereas revenues increased only 16%, was due to volume increase, fewer and smaller acquisitions and reductions in operational support staff resulting in a smaller relative increase in general, administrative and selling expense. In 1993, the increase in the less profitable Visit Division services resulted in a slightly higher percentage increase for direct costs, as contrasted with the revenue increase, compared to 1992.

    Total operating expenses as a percentage of revenue have increased 18% in 1994 and 42% in 1993, which exceeded the increase in revenues of 16% in 1994 and 38% in 1993. The greater percentage increases in total operating costs, as compared to the revenue increases, were due to the growth in the less profitable Visit Division services and the increases in reserves for disputed costs (which reduce the magnitude of the increase in revenues).

    With the growth in the Company's operations, revenues and direct costs of revenues in 1994 have grown at a greater pace than general, administrative and selling expenses (see table above). The disproportionate increases in these elements, combined with the greater increase in direct costs of revenue (22%) in relation to the increase in revenue (16%), resulted in a decrease in gross profit in 1994 to 42%, as compared to 45% in 1993. The gross profit percentage was 45% for both 1993 and 1992. Although general, administrative and selling expenses in 1993 increased at a greater rate than direct costs (which ordinarily would result in an increase in the gross profit percentage), the change in the mix of services and revenue sources (to a higher volume of the less profitable Visit Division services) resulted in no change in the gross profit percentage.

    Management's plans to address the decline in operating profit include increasing the volume of the more profitable Extended Hours Division through increased marketing and contracting efforts. In addition, the Company will pursue an increase in its more profitable infusion products revenue.

    General, administrative and selling expenses as a percent of revenue decreased to 41% of revenue in 1994, compared to 43% and 40% in 1993 and 1992, respectively. The decrease in 1994 was due to revenue growth at locations acquired in prior years without related growth in expenses, as well as a conscious effort to control expense. The increase from 40% in 1992 to 43% in 1993 was due to additional overhead associated with the acquisition and integration of new branch offices and geographic markets and start-up expenses associated with a new management information system.

    Net interest expense increased $189,000 in 1994 over 1993 and $356,000 in 1993 over 1992. The increase was the result of greater borrowing under long-term equipment leases and reduced short-term investments.

    Income taxes in 1995 were 64% of pretax income, compared to 44% in 1993 and 38% in 1992. The increase in 1994 in the effective tax rate was due to non-deductible expenses being a higher proportion of pretax earnings. The increase in 1993 in the effective tax rate was the result of the Company adopting Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes" and higher non-deductible expenses relative to lower pretax income.

    Net income was $247,000, $1,015,000, and $2,303,000 for the years 1994, 1993 and 1992, respectively. The primary reason for the reduction in profitability was the addition of reserves related to the Medicare payment dispute which is discussed below and in Note 5 to the Financial Statements. Additions to the Medicare reserves totaled $3,861,000 in 1994 and $1,100,000 in 1993.

    SIX MONTHS ENDED MARCH 31, 1995 AND 1994

    Revenue for the three and six months ended March 31, 1995 increased by 8% over the same periods in the prior year. The increase is the result of industry growth, the Company's marketing efforts and improved name recognition.

    Direct costs of revenue, as a percentage of sales, were 57% for the three and six month periods ended March 31, 1995, as compared to 57% and 56%, respectively, for the comparable prior year periods. The change was due to increased volume which resulted in a larger increase in direct costs relative to the increase in general, administrative and selling expenses.

    With the growth of the Company's operations, revenues and direct costs of revenues have grown at a greater pace than general, administrative and selling expenses. The disproportionate increases in these elements, combined with the greater increase in direct costs of revenue in relation to the increase in revenue, resulted in a decrease in gross profit for the six months ended March 31, 1995 to 43%, as compared to 44% the comparable prior year period. The gross profit percentage for the three months ended March 31, 1995 was unchanged from the comparable prior year period.

    General, administrative and selling expenses, as a percent of revenue, remained unchanged at 40% for the three and six months ended March 31, 1995 and 1994. For the six months ended March 31, 1995 and 1994, respectively, the Company has recorded income tax expense at 46% and 47% of income before income taxes.

    Net income for the three months and six months ended March 31, 1995 was $421,000 and $843,000 compared to $410,000 and $1,056,000 in the same periods during the previous year. The change in year-to-date net income was principally due to the increase in the Medicare revenue reserves combined with costs exceeding reimbursement ceilings in one of the new markets.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's cash and cash equivalents decreased $2,170,000 for the year ended September 30, 1994 and increased $954,000 to $1,865,000 for the six months ended March 31, 1995. Accounts receivable classified as current decreased from $18,346,000 at September 30, 1993 to $16,503,000 at September 30, 1994 and to
$13,199,000 at March 31, 1995. These changes relate to disputes concerning payment for services to Medicare beneficiaries. Approximately 74% and 76% of revenue for the year ended September 30, 1994 and for the six months ended March 31, 1995, respectively, was derived from services provided to Medicare beneficiaries. Payment for these services is made by the Medicare program based on reimbursable costs incurred in rendering the services. Payments are made via an interim payment rate as services are rendered. The Company files cost reports with Medicare on an annual basis, which are subject to audit and retroactive adjustment by Medicare. The Company records revenue only for those costs that it believes are reasonably assured of recovery under the applicable Medicare statutes and regulations. When the Company becomes aware of new information that indicates that recovery of the amount of recorded revenues is not reasonably assured, an adjustment is recorded via a revenue deduction (reserve) for such amount.

    Over the years, Medicare, in connection with its retrospective audit process, has taken certain positions with respect to certain types of costs, claiming that they are not reimbursable and thus not recoverable by the Company from the Medicare program. These positions are based on regulations or interpretations promulgated after the period covered by the cost reports and applied retroactively, on interpretations of cost reimbursement principles that are contrary to the Company's interpretations, or on what the Company believes to be misapplications of specific reimbursement principles that could not have been foreseen. These positions taken by Medicare are usually determined from Medicare's Notice of Program Reimbursement ("NPR") which typically is not received until two to three years after the services are rendered. Upon receipt of an NPR that contains denial of certain costs as reimbursable, the Company decides as to whether to accept it or appeal the denial of reimbursement of specific costs. In those situations where the Company decides not to challenge the NPR, any revenue relating to costs for which Medicare has denied reimbursement (unless written off or provided for earlier) is written off as a revenue reduction at that time. In those situations where the Company decides to appeal a denial of reimbursable costs, those costs are categorized as disputed costs. Also, any such disputed costs are extrapolated to other cost reporting years for all of the Company's operations. The Company then makes a detailed analysis of disputed costs. In making this analysis, the Company considers applicable statutes and regulations, administrative and judicial decisions, and consults with independent industry experts and legal counsel.

    Based on this analysis, which is updated periodically based on any developments that may occur relating to the disputed costs, the Company assesses the probability of its success in challenging the position taken by Medicare. When the Company becomes aware of new information via this analysis that may indicate that recovery of the amount of recorded revenue is not reasonably assured, the Company provides a reserve (by means of a revenue reduction) for such amounts.

    At September 30, 1994 and March 31, 1995 there were a total of approximately $20,000,000 and $24,000,000, respectively, in Company costs in several cost categories that have been disputed in Medicare audits of past fiscal years, or which would be challenged if the fiscal intermediaries take the same position as to the same cost items in other fiscal years. The major cost category in dispute, accounting for approximately half of total disputed costs, is the treatment of certain personnel costs relating to community liaison positions, which Medicare alleges are unreimbursable patient solicitation costs; other costs in dispute relate to the cost of physical therapists employed by the Company, administration and general costs allocated to branch operations, certain corporate expenses, and cost transfers among branch operations.

    The Company disagrees with the positions taken by the Medicare fiscal intermediaries and the Health Care Financing Administration and is vigorously pursuing these matters through administrative and legal channels. The Company has filed two suits against the U.S. Department of Health and Human Services
(HHS) and several members of the Blue Cross Association which HHS uses as fiscal intermediaries to administer the Medicare program. The two suits allege that the defendants have unjustly withheld payments that are owed to the Company for services it provided to Medicare beneficiaries from 1988 through fiscal 1994.

    The Company, based on its analysis and assessment of the issues, believes that recovery of $4,961,000 and $5,532,000 of such disputed costs may not be reasonably assured and, accordingly, has established a reserve in that amount as of September 30, 1994 and March 31, 1995, respectively. The remaining net amount of disputed costs has been included in revenues in the respective years in which services were rendered and, to the extent not paid to the Company, is included in accounts receivable. However, in view of the expectation that resolution of the disputed costs will not likely be accomplished within the next twelve months, related net receivables of $9,979,000 and $14,568,000 have been classified as a non-current asset as of September 30, 1994 and March 31, 1995, respectively.

    Operating activities provided $982,000 and $2,316,000 in cash for the year ended September 30, 1994 and the six month period ended March 31, 1995, respectively, compared to providing $951,000 and using $1,464,000 during the comparable prior year periods, respectively. Accounts receivable have grown by a lesser amount due to less revenue growth during the current year. The average age of accounts receivables increased from 73 to 80 days as of September 30, 1994 and was essentially unchanged as of March 31, 1995.

    Investing activities used $1,519,000 and $356,000 in cash for the year ended September 30, 1994 and six month period ended March 31, 1995, respectively, compared to $3,152,000 and $719,000 during the comparable prior year periods, respectively. The Company acquired two companies during 1994, which acquisitions were made with $341,000 in cash, issuance of 10,000 shares of Common Stock and the assumption of $264,000 in notes payable. In connection with its acquisitions and expansion of branches, the Company acquired property and developed software, which was funded by $995,000 in cash and $753,000 of capitalized leases in 1994 and $2,466,000 in cash and $3,713,000 of capitalized leases in 1993. There were no acquisitions during the six months ended March 31, 1995.

    Financing activities used $1,633,000 and $1,006,000 in cash during the year ended September 30, 1994 and the six month period ended March 31, 1995, respectively, principally to make scheduled payments of long-term debt. Financing activities provided $1,198,000 in cash during the six month period ended March 31, 1994 due to borrowing of $2,000,000 under the bank line of credit agreement, which was offset in part by payment of long-term debt.

    The Company has a line of credit with a commercial bank that will expire in December 1995. Under the credit line, the Company may borrow or obtain letters of credit, all of which in the aggregate may not exceed the lesser of $7,500,000 or a borrowing base (which was $7,795,000 at

March 31, 1995) that consists of 80% of eligible accounts receivable. Substantially all the Company's receivables and general intangible assets are pledged to secure the credit line. As of March 31, 1995 the Company had no outstanding borrowings and had utilized $4,260,000 of the credit facility as the basis for a letter of credit. The credit agreement obligates the Company to, among other things, maintain certain financial ratios and limits the payment of dividends. As of March 31, 1995 the Company was not in compliance with a covenant of the credit agreement, but has obtained a waiver of this non-compliance. The bank has advised the Company that it does not intend to renew the line of credit agreement beyond the expiration date. The bank has also advised the Company that the letter of credit must be replaced by December 15, 1995 or the bank will draw upon the line of credit to fund a collateral account to accommodate any cash requirements of the letter of credit. The Company is currently considering possible alternative sources of financing, which may include establishment of a line of credit with a new lender or other financing of certain accounts receivable and fixed assets.

    Because of the pending Medicare disputes and their effect on liquidity, the Company has significantly reduced its efforts to expand its business. This posture is expected to continue until new capital is found or a significant portion of the Medicare cost disputes are resolved, and it is uncertain when either of these will occur. The Company continues to lease the majority of its capital additions (primarily office furniture and equipment). Currently the Company has no other material commitments which will require a significant use of cash.

                                  PROPOSAL ONE

                         APPROVAL OF PURCHASE AGREEMENT

REASONS FOR APPROVAL

    The Board of Directors of the Company has unanimously approved the Purchase Agreement for the reasons described above in this Proxy Statement and is submitting the Purchase Agreement to the stockholders of the Company for approval. Schedule D of the Bylaws of the National Association of Securities Dealers Inc. requires stockholder approval for consummation of the Investment.

CONTROL SHARE ACQUISITION ACT APPROVAL

    The Minnesota Control Share Acquisition Act (the "Act") requires that any party making a "control share acquisition" must obtain the approval of the stockholders of the issuing public corporation. A control share acquisition is defined as any acquisition that would cause the acquiring person to exceed certain thresholds of voting power in the election of directors (20%, 33 1/3% or 50%). Any direct purchase of shares from the issuer is excluded from the definition of "control share acquisition." Thus, the Company believes the Investment by Manor Healthcare does not constitute a control share acquisition, even though the Investment will result in Manor Healthcare beneficially owning shares exceeding the applicable threshold of voting power of the Company.

    However, if the Investment were deemed to be a control share acquisition and the requisite stockholder approval were not obtained under the Act, Manor Healthcare would be unable to vote the shares exceeding the thresholds set forth in the Act, and such shares would be subject to redemption upon the terms set forth in the statute. In order to avoid any claim that the Investment constitutes a control share acquisition which has not obtained the requisite stockholder approval, the Company and Manor Healthcare intend that the approval of Proposal One will also constitute the stockholder approval that would be required under the specific requirements of the Act. As required by the Act, Manor Healthcare has delivered to the Company an information statement regarding the terms of the acquisition. This information statement is attached as Appendix IV to this Proxy Statement.

REQUIRED VOTE

    Approval of Proposal One requires the affirmative vote of (i) the holders of a majority of the shares of the Company's Common Stock outstanding on the Record Date and entitled to vote at the Special Meeting, provided that the total vote cast on the proposal represents over 50% in interest of all Common Stock entitled to vote on the proposal, and (ii) a majority of such outstanding shares excluding all "interested" shares. The term "interested shares" includes any shares held by officers of the Company, directors who are also employees of the Company or by Manor Healthcare. Manor Healthcare does not currently own any shares of the Company's voting stock. The number of shares currently held by officers and employee-directors of the Company, which would be excluded from the vote contemplated in clause (ii) above, is 966,066 shares. If not otherwise specified, properly executed proxies will be voted in favor of approval of the Purchase Agreement.

    Approval of Proposal One is conditioned on the approval of Proposals Two and Three.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL ONE.

                                  PROPOSAL TWO

                     AMENDMENT TO ARTICLES OF INCORPORATION

REASONS FOR THE AMENDMENT

    The Board of Directors of the Company has unanimously approved an amendment to Article III of the Articles of Incorporation of the Company to provide that the Directors, in designating the voting rights of any series of preferred stock of the Company, may provide that each share of preferred stock has voting rights equal to the number of shares of Common Stock into which the shares of preferred stock are convertible (the "Amendment"). The Board of Director's resolution approving the Amendment states:

    NOW, THEREFORE, BE IT RESOLVED, that Article III of the Company's Articles of Incorporation be, and it hereby is, amended subject to approval by the Company's shareholders and contingent upon the closing of the Investment Agreement, by adding the following sentence to the existing text of Article III:

       "In addition, as to any series of Preferred Stock which may have voting rights fixed by resolution of the Board of Directors, the Board of Directors is authorized to provide in the resolution fixing the voting rights of any series of Preferred Stock that each share of such Preferred Stock has voting rights equal to the number of shares of Common Stock in to which each such share of Preferred Stock may be convertible at any time."

The Board of Directors believes that adoption of the Amendment clarifies the power of the Board to provide that preferred stock may have voting rights on an as-if-converted basis. Adoption of the Amendment is a condition to consummation of the Investment and related transactions. The Board of Directors has concluded that adoption of the Amendment, individually and together with the amendments set forth in Proposals One and Three, is in the best interests of the Company for the reasons set forth above in "Investment Proposals -- Background of the Investment Proposals" and "-- Reasons for the Purchase Agreement Transactions."

REQUIRED VOTE

    The affirmative vote of the holders of a majority of shares of the Company's Common Stock outstanding on the Record Date and entitled to vote at the Special Meeting is necessary to approve the Amendment. If not otherwise specified, properly executed proxies will be voted in favor of the Amendment.

    Approval of Proposal Two is conditioned on the approval of Proposals One and Three.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL TWO.

                                 PROPOSAL THREE

                        AMENDMENT OF STOCK OPTION PLANS

    The Board of Directors of the Company has unanimously approved amendments to the Company's 1987 and 1995 Stock Option Plans (the "Plans") to: (i) provide that the options of non-employee directors of the Company will vest upon a change in control of the Company and that upon a change of control, the Board may grant certain options that depart from the terms of the Plans; (ii) increase the total number of shares available under the 1995 Stock Option Plan from 650,000 to 1,300,000 in order to permit the granting of options under the Plan, in the aggregate amount of 650,000 shares, to five officers or employees of the Company as of the Closing Date; and (iii) impose a limit of 300,000 shares that can be issued to any participant under each Plan during any fiscal year. The Board of Directors believes that adoption of these amendments is in the best interests of the stockholders of the Company and recommends that stockholders of the Company vote in favor of Proposal Three.

REASONS FOR THE AMENDMENTS

    The Company's 1987 Stock Option Plan (the "1987 Plan") was adopted by the Board of Directors and approved by the stockholders on April 15, 1987. The Company's 1995 Stock Option Plan (the "1995 Plan") was adopted by the Board of Directors and approved by the stockholders on November 8, 1994 and January 20, 1995, respectively. The 1987 Plan and 1995 Plan (the "Plans") allow issuance of options covering up to 2,500,000 shares and 650,000 shares, respectively, of Common Stock. If an option expires without being exercised, the shares covered by that option again become available for issuance under the new options.

    As described under "Investment Proposals -- Changes to Company Management -- Management Personnel -- Employment Agreements," concurrently with the Closing of the Purchase Agreement, the Company shall grant to the following officers and employees pursuant to the 1995 Plan options to purchase an aggregate 650,000 shares of Common Stock: Ms. Figge, 300,000 shares; Mr. Figge, 200,000 shares; Mr. Lynn, 50,000 shares; Ms. Reeves, 50,000 shares; and Ms. Maxon, 50,000 shares.

    In connection with the approval of the Investment and related transactions, on May 2, 1995 the Board of Directors of the Company approved an amendment to the 1995 Plan to increase the number of shares available under the 1995 Plan by 650,000 shares to a total of 1,300,000 shares. The purpose of this amendment is to permit the Company to grant the options to purchase 650,000 shares of Common Stock as contemplated by the Purchase Agreement, without depleting the reserve of shares available for issuance under the 1995 Plan. These shares can be used by the Board of Directors in the future to attract and retain employees.

    On May 2, 1995, the Board of Directors also approved an amendment to each of the Plans, subject to stockholder approval, by changing the title of Article XIII to "Merger, Consolidation or Change of Control" and adding a new Section
13.2 reading as follows:

        "13.2 CHANGE IN CONTROL. In the event that the Company closes and consummates any transaction which has been approved by the Company's stockholders which, while not a merger or consolidation, involves a change in control of the Company, then, notwithstanding any other provision of the Plan, (i) the Board or the Committee may grant as a part of such transaction Options which are not subject to the termination provisions of Article IX and having such other terms and provisions as the Board or the Committee deems appropriate, and (ii) any outstanding Option held by non-employee members of the Board of Directors shall be immediately vested in full."

    Clause (i) of this amendment permits the granting of the options to the five individuals described above with terms that depart from the terms of the 1995 Plan. The effect of clause (ii) of this amendment is to cause the options held by non-employee directors to become vested in full as of the Closing Date of the Purchase Agreement, which will permit Messrs. Finkle and Lieberbaum to obtain vesting of all of their stock options as of the Closing Date, which will also be the effective date of their resignations. Messrs. Finkle and Lieberbaum each hold options to purchase 35,000 shares of Common Stock which were granted pursuant to the 1987 Plan.

    In 1993, Section 162(m) was added to the Internal Revenue Code of 1986 (the "Code"). The inclusion of this section limits the Company's deduction for federal income tax purposes of compensation in excess of $1 million per individual paid to the Company's Chief Executive Officer and its four highest paid executive officers. Compensation plans which are performance based within the requirements of Code Section 162(m), are approved by the Company's stockholders, and granted by a committee consisting solely of two or more outside directors as defined in Code Section 162(m) will not be subject to the deduction limit. Stock options awarded under a plan that satisfies the conditions of Code Section 162(m) qualify as performance based compensation. Therefore, in order to satisfy one of the conditions of Code Section 162(m), on May 31, 1995 the Board of Directors of the Company adopted the following amendment to the Plans:

        ARTICLE VII, TERMS OF STOCK OPTION. A new Section 7.8 shall be added at the end thereof, to read as follows:

       "ANNUAL LIMIT ON ALL STOCK OPTIONS. No eligible person shall be granted any stock options for more than 300,000 shares of stock in the aggregate during any fiscal year period, subject to adjustments pursuant to Section 5.3. For this purpose, each fiscal year period shall begin each October 1 and shall end on the following September 30."

    The addition of Section 7.8 imposes a limitation on the number of shares that may be issued to any employee. This change is necessary to bring the Plans into compliance with the requirements of Code Section 162(m). The options to Ms. Figge, Mr. Figge, Mr. Lynn, Ms. Reeves and Ms. Maxon described above will be granted by the Compensation Committee of the Board which will, immediately upon the consummation of the transactions for which stockholder approval is being sought, consist of at least three persons who will qualify as outside directors as defined in Code Section 162(m). By adopting this change, the Company may deduct any compensation expense resulting from the grant or exercise of options issued under the Plans without regard to the limitations under Code Section 162(m), including the options to the individuals described above. For the foregoing reasons, as well as those set forth above in "Investment Proposals -- Background of the Investment Proposals" and "-- Reasons for the Purchase Agreement Transactions", the Board of Directors of the Company believes that adoption of this Amendment, individually and together with the amendments set forth in Proposals One and Two, is in the best interests of the stockholders and the Company.

SUMMARY OF THE PLANS

    The purpose of the Plans is to promote the interests of the Company and its stockholders by aiding in attracting, retaining, and motivating Company employees. All Company employees (approximately 5,000 persons) are eligible for options. Each option qualifying as an incentive stock option must have an exercise price not less than 100% (110% for a 10% or more stockholder) of the fair market value of the Common Stock on the day the option is granted. Generally the fair market value is the closing sale price reported on the Nasdaq
National  Market on the date of grant. On               , 1995, the last day for
which information was available  at the time this  Proxy Statement was  printed,
the closing sale price was $       per share.

    Effective on closing of the Purchase Agreement, the Company will have executed employment agreements with certain of its executive officers and directors which will provide for the granting of stock options under the Company's 1995 Plan. The following table sets forth the shares to be granted to such persons pursuant to the 1995 Plan and concurrent with Closing of the Purchase Agreement:

                               NEW PLAN BENEFITS

                                                                         1995 STOCK OPTION PLAN (1)
                                                                    ------------------------------------
                                                                                         NUMBER OF UNITS
                        NAME AND POSITION                            DOLLAR VALUE ($)    (COMMON STOCK)
- ------------------------------------------------------------------  -------------------  ---------------
Judy M. Figge, President and Chief Executive Officer (2)                        (3)            300,000
Kenneth J. Figge, Executive Vice President and Secretary (2)                    (3)            200,000
James J. Lynn (2)                                                               (3)             50,000
Cathy R. Reeves, Vice President -- Operations and Chief Operating               (3)             50,000
 Officer
Margaret L. Maxon, Vice President -- Customer Relations                         (3)             50,000
Executive Group                                                                 (3)            600,000
Non-Executive Director Group (4)                                                (3)             50,000
Non-Executive Officer Employee Group                                                           --

- ------------------------
(1) There are currently options to purchase approximately 75,000 shares outstanding under the 1995 Plan. The maximum number of shares issuable under the 1995 Plan, on adoption of the proposed amendment set forth in Proposal Three of this Proxy Statement, is 1,300,000.
(2)  Director of the Company
(3) The exercise price of the shares issuable under the options will be the fair market value on the date of grant, which is the date of Closing.
(4) This group does not include Messrs. Gildea, Rempe, Tomasso and Buckley, directors nominated by Manor Healthcare, who will take office concurrent with Closing of the Purchase Agreement.

    The Plans allow the Board of Directors to designate any option at the time of grant as either an "incentive stock option" or a "nonqualified option" for tax purposes. The Board of Directors also designates at the time of grant the number of shares covered, exercise price, vesting schedule and expiration date of each option. No option may be exercised more than ten years after the date of grant.

    Generally speaking, if an option holder's employment by the Company terminates for a reason other than death or disability, options held by that person will expire if not exercised within three months following termination of employment. If an option holder dies or becomes permanently disabled, his options will generally expire in one year if not exercised by his estate or legal representative.

    The number, kind and price of the shares subject to each outstanding option will be adjusted in the event of stock splits, stock dividends, or similar changes in the Company's outstanding securities. In the event of a reorganization of the Company, appropriate provision will be made for the continuation of any outstanding options, or the substitution of new options, on an equitable basis. In addition, the Plans grant broad discretion to the Board of Directors to take such action as it may deem necessary or advisable and fair and equitable to optionees in the event of a change in control of the Company, a tender or exchange offer for all or part of the Common Stock of the Company, a merger or consolidation of the Company or a sale of all or substantially all of the Company's assets, including authority to provide for earlier, later, extended or additional terms for the exercise of the whole or any installments of outstanding options, alternate forms of payment or other modifications.

    The 1987 Plan and 1995 Plan expire on April 15, 1997 and November 8, 2004, respectively. The Board of Directors may terminate or amend either Plan. Any amendment to increase the number of shares covered by either Plan, change the class of eligible employees, or reduce the minimum option price for incentive stock options to less than fair market value requires stockholder approval within twelve months after it is adopted by the Board of Directors in order to become effective. The Board of Directors may delegate its plenary authority to administer either Plan to a committee of not fewer than three directors, two of which may or may not be eligible to receive options under either plan.

GRANTS OF OPTIONS

    There are currently options to purchase approximately 75,000 shares outstanding under the 1995 Plan. During the last three fiscal years (October 1, 1991 to September 30, 1994) the Company has granted under the 1987 Plan options to purchase a total of 330,000 shares to executive officers at an average price of $3.61 per share and options for a total of 693,000 shares to other employees at exercise prices ranging from $1.88 to $5.94 per share.

    The following table sets forth options granted under the Company's 1987 and 1995 Stock Option Plans, and the number of shares issuable thereunder, from fiscal year 1992 to the Record Date and on the Closing Date. The table sets forth options granted to the Company's executive officers, directors, nominee directors, any associate of any of such directors, executive officers or nominees, persons who received or will receive 5% of such options, and all employees, including non-executive officers.

                                                             STOCK OPTION PLANS (1)(2)
                                                ---------------------------------------------------
                                                                  OPTIONS GRANTED
                                                ---------------------------------------------------
                                                  OCTOBER 1991 TO RECORD         CLOSING DATE
                                                           DATE               (1995 STOCK OPTION
              NAME AND POSITION                  (1987 STOCK OPTION PLAN)            PLAN)
- ----------------------------------------------  --------------------------  -----------------------
Judy M. Figge, President and Chief Executive               190,000                    300,000
 Officer (3)
Kenneth J. Figge, Exec. Vice President and CFO             115,000                    200,000
 (3)
Cathy R. Reeves, Vice Pres. -- Operations and               50,000                     50,000
 Chief Operating Officer
Margaret L. Maxon, Vice-President -- Customer               45,000                     50,000
 Relations
S. Marcus Finkle (3)                                        40,000                    --
Sheldon Lieberbaum (3)                                      40,000                    --
James J. Lynn (3)                                           40,000                     50,000
Executive Group                                            400,000                    600,000
Non-Executive Director Group (4)                           120,000                     50,000
Non-Executive Officer Employee Group                        --                        --

- ------------------------
(1) During the last three fiscal years (October 1, 1991 to September 30, 1994) the Company granted under the 1987 Plan options to purchase a total of 330,000 shares to executive officers at an average price of $3.61 per share and options for a total of 693,000 shares to other employees at exercise prices ranging from $1.88 to $5.94 per share.

(2)  Maximum shares issuable under the 1987 Plan: 2,500,000

(3)  Director of the Company

(4) This group does not include Messrs. Gildea, Rempe, Tomasso and Buckley, directors nominated by Manor Healthcare, who will take office concurrent with Closing of the Purchase Agreement.

FEDERAL INCOME TAX TREATMENT

    Generally the grant of either an incentive stock option or a nonqualified option under the Plans will not cause recognition of income by the optionee or entitle the Company to an income tax deduction. Upon exercise of an option the tax treatment will generally vary depending on whether the option is an incentive stock option or a nonqualified option. The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction. However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the day of exercise is an item of tax preference to the optionee for alternative minimum tax purposes.

    The exercise of a nonqualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock obtained on the day of exercise. The Company must then in most cases obtain from the optionee funds to meet tax withholding requirements arising from that income recognition. The exercise of a nonqualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder. The deduction by the Company may be denied unless the Plan also satisfies the requirements of Code Section 162(m).

    The foregoing discussion of the federal income tax treatment of options is necessarily general and any option holder should consult his tax advisor as to his own particular circumstances and applicable laws and regulations.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the Company's Common Stock present and entitled to vote on this matter at the Special Meeting is necessary to approve the proposed amendments to the Plans. If not otherwise specified, properly executed proxies will be voted in favor of these amendments. However, if the shares present and entitled to vote on Proposal Three would not constitute a quorum for the transaction of business at the Special Meeting, then Proposal Three must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

    Approval of Proposal Three is conditioned on the approval of Proposals One and Two.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL THREE.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

    Stockholders are advised that any proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company on or before September 17, 1995 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. In addition, the bylaws of the Company establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders that is not made by or at the recommendation of a majority of the directors then in office. In general, written notice must be delivered to the Secretary of the Company at its principal executive office, Carlson Center, Suite 500, 601 Lakeshore Parkway, Minnetonka, Minnesota 55305-5214, within certain time periods in advance of the meeting and must contain specified information concerning the matter to be brought before the meeting and the stockholder proposing the matter. Any stockholder desiring a copy of the bylaws of the Company will be furnished one without charge upon written request to the Secretary of the Company.

                                 OTHER MATTERS

    Under Minnesota law and the bylaws of the Company, no other business may be transacted at the Special Meeting.

    Under Minnesota law, if the shares present and entitled to vote on an item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Special Meeting will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the stockholders. Therefore abstentions are effectively a vote against the proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                          By Order of the Board of Directors,

                                          Kenneth J. Figge, SECRETARY

                              IN HOME HEALTH, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                       PAGE(S)
                                                                     -----------
Independent Auditors' Report.......................................  F-3
Consolidated Balance Sheets........................................  F-4 to F-5
Consolidated Statements of Income..................................  F-6
Consolidated Statements of Shareholders' Equity....................  F-7
Consolidated Statements of Cash Flows..............................  F-8
Notes to Consolidated Financial Statements.........................  F-9 to F-18

                 (This page has been left blank intentionally.)

                          INDEPENDENT AUDITORS' REPORT

In Home Health, Inc.:

    We have audited the accompanying consolidated balance sheets of In Home Health, Inc. as of September 30, 1994 and 1993 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of In Home Health, Inc. as of September 30, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1994 in conformity with generally accepted accounting principles.

    As discussed in Note 8 to the consolidated financial statements, effective October 1, 1992 the Company changed its method of accounting for income taxes.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
November 18, 1994, except for the
 second paragraph of Note 3 and
 Note 10, as to which the date is June 29, 1995.

                              IN HOME HEALTH, INC.

                          CONSOLIDATED BALANCE SHEETS

                          SEPTEMBER 30, 1994 AND 1993
                       (DOLLARS AND SHARES IN THOUSANDS)

                                     ASSETS

                                                                         1994     1993
                                                                        -------  -------
Current assets:
  Cash and cash equivalents...........................................  $   911  $ 3,081
  Accounts receivable (net of allowances of $1,029 and $859 in 1994
   and 1993, respectively)............................................   16,503   18,346
  Prepaid income tax..................................................      459      538
  Deferred income tax.................................................      800    1,017
  Prepaid expenses and other current assets...........................    1,438    1,044
                                                                        -------  -------
    Total current assets..............................................   20,111   24,026
                                                                        -------  -------
Property:
  Furniture and equipment.............................................    9,007    8,581
  Leasehold improvements..............................................      654      574
  Computer equipment and software.....................................    7,057    6,310
                                                                        -------  -------
    Total.............................................................   16,718   15,465
  Accumulated depreciation............................................   (4,993)  (2,940)
                                                                        -------  -------
    Property -- Net...................................................   11,725   12,525
                                                                        -------  -------
Other Assets:
  Accounts receivable.................................................    9,979    3,849
  Goodwill............................................................    5,906    5,307
  Covenants not to compete............................................      128      491
  Deposits............................................................      559      509
  Other assets........................................................      652      842
                                                                        -------  -------
    Total other assets................................................   17,224   10,998
                                                                        -------  -------
Total Assets..........................................................  $49,060  $47,549
                                                                        -------  -------
                                                                        -------  -------

          See accompanying notes to consolidated financial statements.

                              IN HOME HEALTH, INC.

                          CONSOLIDATED BALANCE SHEETS

                          SEPTEMBER 30, 1994 AND 1993
                       (DOLLARS AND SHARES IN THOUSANDS)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                         1994     1993
                                                                        -------  -------
Current Liabilities:
  Current maturities of long-term debt................................  $ 2,286  $ 2,214
  Accounts payable....................................................    3,821    3,913
  Accrued liabilities:
    Compensation......................................................    3,486    2,671
    Insurance.........................................................    2,960    3,446
    Other.............................................................      488      383
                                                                        -------  -------
      Total current liabilities.......................................   13,041   12,627
                                                                        -------  -------

Long-Term Debt........................................................    3,304    4,740
Deferred Revenue......................................................    1,632    --
Deferred Rent Payable.................................................      516      536
Deferred Income Tax...................................................    2,085    2,187
Commitments and Contingencies.........................................    --       --

Shareholders' Equity:
  Preferred stock -- authorized 1,000 shares..........................    --       --
  Common stock -- $.01 par value: authorized -- 40,000 shares; issued
   and outstanding -- 1994 -- 15,944 shares 1993 -- 15,518 shares.....      159      155
  Additional paid-in capital..........................................   23,828   23,056
  Retained earnings...................................................    4,495    4,248
                                                                        -------  -------
      Total shareholders' equity......................................   28,482   27,459
                                                                        -------  -------
Total Liabilities and Shareholders' Equity............................  $49,060  $47,549
                                                                        -------  -------
                                                                        -------  -------

          See accompanying notes to consolidated financial statements.

                              IN HOME HEALTH, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

             FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992 (DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          1994      1993     1992
                                                                        --------  --------  -------
Revenue...............................................................  $120,485  $103,761  $75,072
                                                                        --------  --------  -------
Operating Expenses:
  Direct costs of revenue (primarily payroll related costs)...........    69,411    57,059   41,111
  General, administrative and selling expenses........................    49,721    44,270   30,121
                                                                        --------  --------  -------
    Total operating expenses..........................................   119,132   101,329   71,232
                                                                        --------  --------  -------
Income From Operations................................................     1,353     2,432    3,840
                                                                        --------  --------  -------
Interest:
  Interest expense....................................................       698       575      417
  Interest income.....................................................       (29)      (95)    (293)
                                                                        --------  --------  -------
    Net interest expense..............................................       669       480      124
                                                                        --------  --------  -------
Income Before Income Taxes............................................       684     1,952    3,716
Income Tax Expense....................................................       437       865    1,413
                                                                        --------  --------  -------
Income Before Cumulative Effect of Change in
 Accounting Principle.................................................       247     1,087    2,303
Cumulative Effect of Change in Accounting Principle...................     --           72    --
                                                                        --------  --------  -------
Net Income............................................................  $    247  $  1,015  $ 2,303
                                                                        --------  --------  -------
                                                                        --------  --------  -------
Net Income Per Common and Common Equivalent Share:
  Primary.............................................................  $    .02  $    .06  $   .15
                                                                        --------  --------  -------
                                                                        --------  --------  -------
  Fully diluted.......................................................  $    .02  $    .06  $   .14
                                                                        --------  --------  -------
                                                                        --------  --------  -------
Weighted Average Common and Common Equivalent
 Shares Outstanding:
  Primary.............................................................    16,013    16,056   15,780
                                                                        --------  --------  -------
                                                                        --------  --------  -------
  Fully diluted.......................................................    16,013    16,056   15,913
                                                                        --------  --------  -------
                                                                        --------  --------  -------

Net income per share impact of the cumulative effect of the change in accounting principle is less than $.01.

          See accompanying notes to consolidated financial statements.

                              IN HOME HEALTH, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

             FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992
                       (DOLLARS AND SHARES IN THOUSANDS)

                                                                         COMMON STOCK    ADDITIONAL
                                                                        --------------    PAID-IN     RETAINED
                                                                        SHARES  AMOUNT    CAPITAL     EARNINGS
                                                                        ------  ------   ----------   --------
Balance -- September 30, 1991.........................................  11,603   $116     $12,826      $  930
Common stock issued for:
  Class C warrant exercise............................................   2,726     27       7,446       --
  Underwriter warrant exercise........................................      34      1          48       --
  Private warrant exercise............................................     140      1          86       --
  Employee stock plans................................................     528      5         617       --
  Acquisitions........................................................     120      1         569       --
Net income............................................................    --     --         --          2,303
                                                                        ------  ------   ----------   --------
Balance -- September 30, 1992.........................................  15,151    151      21,592       3,233
Common stock issued for:
  Employee stock plans................................................     194      2         521       --
  Acquisitions........................................................     173      2         943       --
Net income............................................................    --     --         --          1,015
                                                                        ------  ------   ----------   --------
Balance -- September 30, 1993.........................................  15,518    155      23,056       4,248
Common stock issued for:
  Employee stock plans................................................     266      3         745       --
  Acquisitions........................................................      10   --            28       --
  Exchange for warrants...............................................     150      1          (1)      --
Net income............................................................    --     --         --            247
                                                                        ------  ------   ----------   --------
Balance -- September 30, 1994.........................................  15,944   $159     $23,828      $4,495
                                                                        ------  ------   ----------   --------
                                                                        ------  ------   ----------   --------

          See accompanying notes to consolidated financial statements.

                              IN HOME HEALTH, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992
                             (DOLLARS IN THOUSANDS)

                                                                         1994     1993     1992
                                                                        -------  -------  -------
Cash Flows From Operating Activities:
  Net income..........................................................  $   247  $ 1,015  $ 2,303
  Adjustments:
    Depreciation and amortization.....................................    3,233    2,146    1,513
    Accounts receivable...............................................   (4,172)  (4,232)  (8,305)
    Prepaid expenses and other assets.................................     (210)    (141)    (206)
    Accounts payable..................................................     (216)     545    1,329
    Accrued liabilities...............................................      360    1,073    1,387
    Deferred revenue..................................................    1,632    --       --
    Deferred rent payable.............................................      (20)     139      245
    Deferred income tax...............................................      128      406      699
                                                                        -------  -------  -------
      Net cash provided (used) by operating activities................      982      951   (1,035)
                                                                        -------  -------  -------
Cash Flows From Investing Activities:
  Acquisition of businesses...........................................     (389)    (699)    (803)
  Acquisition of property.............................................     (995)  (2,466)  (1,961)
  Advances to officers and employees..................................     (135)      13      161
                                                                        -------  -------  -------
      Net cash used by investing activities...........................   (1,519)  (3,152)  (2,603)
                                                                        -------  -------  -------
Cash Flows From Financing Activities:
  Payment of long-term debt...........................................   (2,381)  (2,741)  (1,834)
  Proceeds from issuance of common stock..............................      748      523    8,231
                                                                        -------  -------  -------
      Net cash provided (used) by financing activities................   (1,633)  (2,218)   6,397
                                                                        -------  -------  -------
Cash and Cash Equivalents:
  Net increase (decrease).............................................   (2,170)  (4,419)   2,759
  Beginning of year...................................................    3,081    7,500    4,741
                                                                        -------  -------  -------
      End of year.....................................................  $   911  $ 3,081  $ 7,500
                                                                        -------  -------  -------
                                                                        -------  -------  -------

          See accompanying notes to consolidated financial statements.

                              IN HOME HEALTH, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS -- In Home Health specializes in high-quality health services to clients in their own homes, including infusion therapy, high-tech nursing, rehabilitation and personal care.

    BASIS OF CONSOLIDATION -- The consolidated financial statements include the accounts of In Home Health, Inc. and its subsidiaries (the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation.

    CASH EQUIVALENTS -- Securities which are readily convertible into cash with original maturities of three months or less are considered cash equivalents.

    NOTES RECEIVABLES FROM OFFICER -- Included in prepaid expenses and other current assets are advances to an officer of the Company in the amount of $150,000 as of September 30, 1994. There were no advances to officers at September 30, 1993.

    PROPERTY AND PROPERTY UNDER CAPITALIZED LEASES -- Property and property under capitalized leases are stated at cost and depreciated or amortized over estimated useful lives (from three to twelve years) using the straight-line method. Property acquired by capital lease for the years ended September 30, 1994, 1993 and 1992 was $753,000, $3,713,000 and $3,848,000, respectively.

    GOODWILL -- Costs in excess of net assets of acquired businesses have been capitalized and are being amortized over 40 years. Accumulated amortization was $420,000 and $268,000 at September 30, 1994 and 1993, respectively.

    COVENANTS NOT TO COMPETE -- Covenants not to compete are being amortized over the terms of the various agreements (from two to five years). Accumulated amortization was $579,000 and $1,326,000 at September 30, 1994 and 1993, respectively.

    DEFERRED REVENUE -- Deferred revenue relates to the timing difference in recording certain software development costs for financial statement purposes and Medicare cost reporting purposes. Incremental costs relating to the development of software for certain major management information system projects undertaken during 1992 through 1994 have been capitalized and are included in computer equipment and software on the balance sheet. For Medicare cost reimbursement purposes, the Company has filed amended cost reports for prior years to include in reimbursable costs the amount of expenditures in the year they were incurred. Accordingly, as of September 30, 1994, the Company has reported an amount of deferred revenue, representing the Medicare impact of the difference between the reimbursable costs reported on the Medicare cost reports and the unamortized balance of capitalized software development costs. The deferred revenues are being recorded to revenue when the amortization of the related software development expenses is recorded (over a five year period). Unamortized software development costs are $2,368,000 and $2,734,000 as of September 30, 1994 and 1993, respectively.

    DEFERRED RENT PAYABLE -- Deferred rent payable has been recorded for long-term office space operating leases which contain initial rent inducements. Rental expense is being amortized on a straight-line basis over the terms of the operating leases.

    INCOME TAXES -- The Company adopted Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes" in 1993. Under SFAS No. 109, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates.

                              IN HOME HEALTH, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    REVENUE RECOGNITION -- The Company records revenue for services to Medicare beneficiaries at the time the services are rendered and based on the Medicare cost reimbursement principles. Under those principles, Medicare reimburses the Company for the reasonable costs (as defined) incurred in providing care to Medicare beneficiaries. The Company reports as reimbursable costs in the Medicare cost reports only those costs it believes to be reimbursable under the applicable Medicare cost reimbursement principles. In determining the amount of revenue to be recorded, those costs are reduced for costs that are in excess of reimbursable cost limits, and for costs for which reimbursement may be questionable based on the Company's understanding of reimbursement principles in effect at that time. Accordingly, this process results in recording revenue only for the costs that the Company believes are reasonably assured of recovery. Refer to Note 5 for additional information.

    NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE -- Net income per common and common equivalent share is computed by dividing net income by the weighted average number of common stock and dilutive common stock equivalents outstanding. Common stock equivalents result from dilutive stock options and warrants. Any differences in common stock equivalents for primary and fully diluted shares are the result of the quoted market price of the Company's common stock being higher at the end of the period than the average market price during the period.

                              IN HOME HEALTH, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

2.  ACQUISITIONS
    The Company acquired all of the issued and outstanding capital stock of two, three and five home health care companies during the years ended September 30, 1994, 1993 and 1992, respectively. The acquisitions accounted for as purchases for financial reporting purposes are summarized as follows (in thousands):


                                                           CONSIDERATION:
                                                           CASH
                                                           NOTES PAYABLE      TOTAL VALUE OF
                                            ACQUISITION    ISSUED             CONSIDERATION   GOODWILL
              COMPANY NAME                     DATE        COMMON STOCK            PAID       RECORDED
Professional Medical Personnel, Inc. &    October, 1991    $    77            $        173    $   240
 Professional Medical Personnel -- Home                         96
 Health Care Division, Inc.                                       --
Meyer Care SF, Inc.                       October, 1991    $   500            $        700    $   429
                                                               100
                                                                26  shares
Faust Home Health Care, Inc. & Faust      June, 1992       $   170            $        205    $   177
 Health Care Network, Inc.                                      35
                                                                  --
Professional Home Care of Washington,     July, 1992       $   150            $        550    $ 1,228
 Inc.                                                             --
                                                                79  shares
CareServices of Raleigh Limited           January, 1993    $   210            $        569    $   548
 Partnership, CareServices of Raleigh,                            --
 NC, Inc. and CareServices of                                   58  shares
 Greensboro, NC, Inc.
Accent on Care Home Health Services,      January, 1993    $    25            $        100    $   155
 Ltd.                                                           25
                                                                 8  shares
Home Care Resources, Inc., HCR            February, 1993   $   205            $        741    $   852
 Associates, Inc. and Physician Home                              --
 Health Care, Inc.                                             107  shares
ENS, Inc.                                 January, 1994    $    41            $         69    $   232
                                                                  --
                                                                10  shares
RI Partners and RHC Partners              May, 1994        $   300            $        300    $   516
                                                                  --
                                                                  --

    The purchase price has been allocated to the net assets acquired, including intangible assets, based on their fair market values at the acquisition dates. The net assets acquired in these acquisitions consisted primarily of accounts receivable and current liabilities. The consolidated statements of operations include the results of operations of these companies since their respective acquisition dates. The fair market value of the common stock issued for the acquisitions in 1994, 1993 and 1992

                              IN HOME HEALTH, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

2.  ACQUISITIONS (CONTINUED)
was $28,000, $945,000 and $500,000, respectively. Additional goodwill of $421,000 was recorded in 1993 related to 1992 acquisitions. Notes payable issued for the acquisitions in 1993 and 1992 were $25,000 and $231,000, respectively. The Company incurred $95,000, $264,000 and $390,000 of costs in 1994, 1993 and 1992, respectively, in connection with the acquisitions.

    The following table summarizes the Company's unaudited pro forma operating results as if the 1994 and 1993 acquisitions had occurred at the beginning of 1993 (in thousands, except per share amounts):

                                                                     YEAR ENDED SEPTEMBER 30
                                                                    -------------------------
                                                                       1994          1993
                                                                    -----------  ------------
Service revenue...................................................  $   121,277   $  106,602
                                                                    -----------  ------------
                                                                    -----------  ------------
Net income........................................................  $       250   $      904
                                                                    -----------  ------------
                                                                    -----------  ------------
Net income per common and common equivalent share -- primary......  $       .02   $      .06
                                                                    -----------  ------------
                                                                    -----------  ------------

    The pro forma operating results for 1992, if the 1993 acquisitions had occurred at the beginning of 1992, include service revenue of $80,061,000, net income of $2,227,000 and net income per share -- primary of $.14.

    The pro forma operating results do not purport to be indicative of the results that actually would have been obtained had the combined operations been conducted during the periods presented and are not intended to be a projection of future operating results.

    VALLEY HOME HEALTH

    Effective September 1, 1992, the Company acquired all of the stock of Valley Home Health, Inc. by issuing 41,204 shares of the Company's common stock.

    The Valley Home Health, Inc. acquisition was accounted for as a pooling of interests and, accordingly, the consolidated financial statements for 1992 have been restated to include the accounts and operations of Valley Home Health.

    Revenues and net income (loss) of the separate companies for the periods preceding the acquisition were (in thousands):

                                                                              11 MONTHS ENDED
                                                                              AUGUST 31, 1992
                                                                                (UNAUDITED)
                                                                              ----------------
Revenues:
  In Home...................................................................     $   67,010
  Valley Home...............................................................            924
                                                                                   --------
  Combined..................................................................     $   67,934
                                                                                   --------
                                                                                   --------
Net Income (Loss):
  In Home...................................................................     $    2,131
  Valley Home...............................................................            (62)
                                                                                   --------
  Combined..................................................................     $    2,069
                                                                                   --------
                                                                                   --------

                              IN HOME HEALTH, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

3.  NOTE PAYABLE -- BANK
    The Company has an agreement with a bank which provides for a line of credit equal to the lesser of $7.5 million or a borrowing base (which was $8,511,000 at September 30, 1994) that consists of 80% of eligible accounts receivable. As of September 30, 1994 the Company had utilized $4,130,000 of the facility for an irrevocable standby letter of credit to secure workers' compensation commitments. The interest rate on the line of credit is prime plus .75% (8.5% at September 30, 1994). Borrowings are due at the expiration of the agreement and are collateralized by accounts receivable and intangibles. The Company had no bank borrowings at September 30, 1994 and 1993.

    The Company is required to maintain certain financial ratios and is limited to paying dividends equal to 25% of the prior twelve month earnings. As of September 30, 1994, the Company was out of compliance with certain provisions of its credit agreement underlying its line of credit and letter of credit facility. The bank has agreed to waive these covenant violations. The bank has advised the Company that it does not intend to renew the line of credit agreement beyond the expiration date. The line of credit, as amended on June 29, 1995, expires on December 31, 1995. The bank has also advised the Company that the letter of credit must be replaced by December 15, 1995 or the bank will draw upon the line of credit to fund a collateral account to accommodate any cash requirements of the letter of credit. The Company is currently considering possible alternative sources of financing, which may include establishment of a line of credit with a new lender or other financing of certain accounts receivable and fixed assets.

4.  LONG-TERM DEBT
    Following is a summary of long-term debt at September 30 (in thousands):

                                                                                       1994       1993
                                                                                     ---------  ---------
Obligations under capitalized leases, up to 37.2% (primarily 5.5% to 15.9%),
 due through July 1999.............................................................  $   5,220  $   6,523
Installment notes payable, 6.5% to 6.9%, due through December 1995,
 secured by property...............................................................        370        431
                                                                                     ---------  ---------
Total..............................................................................      5,590      6,954
Less current maturities............................................................      2,286      2,214
                                                                                     ---------  ---------
Long-term debt.....................................................................  $   3,304  $   4,740
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    Future minimum payments as of September 30, 1994 are as follows (in thousands):

YEAR ENDING                                                           CAPITALIZED   INSTALLMENT
SEPTEMBER 30                                                            LEASES         NOTES        TOTAL
- --------------------------------------------------------------------  -----------  -------------  ---------
1995................................................................   $   2,498     $     369    $   2,867
1996................................................................       2,192             1        2,193
1997................................................................       1,523        --            1,523
1998................................................................         638        --              638
1999................................................................         115        --              115
                                                                      -----------        -----    ---------
Total minimum payments..............................................       6,966           370        7,336
Less amounts representing interest..................................       1,746        --            1,746
                                                                      -----------        -----    ---------
Present value of future minimum payments............................       5,220           370        5,590
Less current maturities.............................................       1,917           369        2,286
                                                                      -----------        -----    ---------
Long-term debt......................................................   $   3,303     $       1    $   3,304
                                                                      -----------        -----    ---------
                                                                      -----------        -----    ---------

                              IN HOME HEALTH, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

4.  LONG-TERM DEBT (CONTINUED)
    Assets recorded under capital leases are included in property at cost of $7,993,000 and $7,435,000, and accumulated depreciation of $1,854,000 and $1,356,000 at September 30, 1994 and 1993, respectively. Interest paid for the years ended September 30, 1994, 1993 and 1992 was $687,000, $546,000 and
$403,000, respectively.

5.  MEDICARE COST REIMBURSEMENT
    Approximately 74%, 73% and 68% of revenue for the years ended September 30, 1994, 1993 and 1992, respectively, is derived from services provided to Medicare beneficiaries. Payment for these services is made by the Medicare program based on reimbursable costs incurred in rendering the services. Payments are made via an interim payment rate as services are rendered. The Company files cost reports with Medicare on an annual basis, which are subject to audit and retroactive adjustment by Medicare. The Company reports revenue only for those costs that it believes are reasonably assured of recovery under the applicable Medicare statutes and regulations. When the Company becomes aware of new information that indicates that recovery of the amount of recorded revenues is not reasonably assured, an adjustment is recorded via a revenue deduction (reserve) for such amount.

    Over the years, Medicare, in connection with its retrospective audit process, has taken certain positions with respect to certain types of costs, claiming that they are not reimbursable and thus not recoverable by the Company from the Medicare program. These positions are based on regulations or interpretations promulgated after the period covered by the cost reports and applied retroactively, on interpretations of cost reimbursement principles that are contrary to the Company's interpretations, or on what the Company believes to be misapplications of specific reimbursement principles, that could not have been foreseen. These positions taken by Medicare are usually determined from Medicare's Notice of Program Reimbursement (NPR) which typically is not received until two to three years after the services are rendered. Upon receipt of an NPR that contains denial of certain costs as reimbursable, the Company decides as to whether to accept it, or appeal the denial of reimbursement of specific costs. In those situations where the Company decides to not challenge the NPR, any revenue relating to costs for which Medicare has denied reimbursement (unless written off or provided for earlier) is written off as a revenue reduction at that time. In those situations where the Company decides to appeal a denial of reimbursable costs, those costs are categorized as disputed costs. Also, any such disputed costs are extrapolated to other cost reporting years for all of the Company's operations. The Company then makes a detailed analysis of disputed costs. In making this analysis, the Company considers applicable statutes and regulations, administrative and judicial decisions, and consults with independent industry experts and legal counsel.

    Based on this analysis, which is updated periodically based on any developments that may occur relating to the disputed costs, the Company assesses the probability of its success in challenging the position taken by Medicare. When the Company becomes aware of new information via this analysis that may indicate that recovery of the amount of recorded revenue is not reasonably assured, the Company provides a reserve (by means of a revenue reduction) for such amount.

    Currently there is a total of approximately $20,000,000 in Company costs in several cost categories that have been disputed in Medicare audits of past fiscal years, or which would be challenged if the fiscal intermediaries take the same position as to the same cost items in other fiscal years. The major cost category in dispute, accounting for 48% of total disputed costs, is the treatment of certain personnel costs relating to our community liaison positions, which Medicare alleges are unreimbursable

                              IN HOME HEALTH, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

5.  MEDICARE COST REIMBURSEMENT (CONTINUED)
sales costs; other costs in dispute relate to the cost of physical therapists employed by the Company, administration and general costs allocated to branch operations, certain corporate expenses, and cost transfers among branch operations.

    The Company disagrees with the positions taken by the Medicare fiscal intermediaries and the Health Care Financing Administration and is vigorously pursuing these matters through administrative and legal channels. The Company has filed two suits against the U.S. Department of Health and Human Services
(HHS) and several members of the Blue Cross Association which HHS uses to administer the Medicare program. The two suits allege that the defendants have unjustly withheld payments that are owed to the Company for services it provided to Medicare beneficiaries from 1988 through fiscal 1994.

    The Company, based on its analysis and assessment of the issues, believes that recovery of $4,961,000 of such disputed costs may not be reasonably assured and, accordingly, has established a reserve in that amount as of September 30, 1994. The remaining net amount of disputed costs has been included in revenues in the respective years in which services were rendered and, to the extent not paid to the Company, is included in accounts receivable. However, in view of the expectation that resolution of the disputed costs will not likely be accomplished within the next twelve months, related net receivables of $9,979,000 have been classified as a non-current asset.

    The reserve balance of $4,961,000 at September 30, 1994 has been recorded during fiscal 1993 ($1,100,000) and 1994 ($3,861,000), based on the timing of information that was available to make an assessment of assurance of recovery of the disputed costs. In connection therewith, based on information that became available in the last fiscal quarters of 1994 and 1993, adjustments to the Medicare reserves of $2,639,000 and $1,100,000 were recorded in those fiscal quarters.

    Total accounts receivable due from Medicare at September 30, 1994 and 1993 were $20,599,000 and $20,120,000, respectively, including the receivables (net of reserves) for disputed claims.

6.  COMMITMENTS AND CONTINGENCIES
    The Company is obligated under several noncancelable operating leases for office space and equipment. Total rental expense for all operating leases was $3,666,000, $2,763,000 and $2,007,000, for the years ended September 30, 1994,
1993 and 1992, respectively.

    Future minimum rental payments as of September 30, 1994 for operating leases with noncancelable terms in excess of one year are as follows (in thousands):

YEAR ENDING
SEPTEMBER 30
- -------------------------------------------------------------------------
1995.....................................................................  $   3,240
1996.....................................................................      3,065
1997.....................................................................      2,226
1998.....................................................................      2,020
1999.....................................................................        941
Thereafter...............................................................        631
                                                                           ---------
Total minimum payments...................................................  $  12,123
                                                                           ---------
                                                                           ---------

    The Company is a party to various claims and legal proceedings which management believes are in the normal course of business and will not involve any material loss.

                              IN HOME HEALTH, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

7.  CAPITAL TRANSACTIONS

    STOCK OPTION PLAN

    The Company has adopted a stock option plan to provide for the granting of options to purchase up to a maximum of 2,500,000 shares of common stock. The options are granted at exercise prices equal to the fair market value of the common stock at the date of grant. The following is a summary of stock option activity (in thousands, except per share amounts):

                                                                   NUMBER OF SHARES
                                                              --------------------------
                                                               AVAILABLE
                                                               FOR GRANT    OUTSTANDING    EXERCISE PRICES
                                                              -----------  -------------  -----------------
Balance -- September 30, 1991...............................         980         1,459       $ .53 to $3.38
  Options granted...........................................        (214)          214       $3.63 to $5.38
  Options exercised.........................................      --              (446)      $ .58 to $2.97
  Options cancelled.........................................          88           (88)      $ .86 to $5.06
                                                                     ---         -----
Balance -- September 30, 1992...............................         854         1,139       $ .53 to $5.38
  Options granted...........................................        (449)          449       $2.94 to $5.94
  Options exercised.........................................      --               (76)      $ .69 to $4.44
  Options cancelled.........................................         109          (109)      $1.03 to $5.50
                                                                     ---         -----
Balance-- September 30, 1993................................         514         1,403       $ .53 to $5.94
  Options granted...........................................        (360)          360        $1.88 - $4.06
  Options exercised.........................................      --              (117)       $ .54 - $2.69
  Options cancelled.........................................         211          (211)       $1.03 - $5.94
                                                                     ---         -----
Balance -- September 30, 1994...............................         365         1,435        $ .53 - $5.63
                                                                     ---         -----
                                                                     ---         -----

    At September 30, 1994, options for the purchase of 896,000 shares of common stock are currently exercisable at prices ranging from $.53 to $5.63 per share.

    WARRANTS

    As of September 30, 1994, private warrants issued in January 1993 totalling 96,000 and expiring January 1996, are exercisable at $6.00 per share.

    In November 1991, 2,726,000 shares of common stock were issued upon the exercise of Class C warrants which were issued in connection with the Company's 1990 public offering. The Company received proceeds of $7,473,000 upon these warrant exercises. In April 1994, 150,000 shares of common stock were issued in exchange for 300,000 private warrants issued in January 1991 and expiring January 1996.

    STOCK PURCHASE PLAN

    The Company has a plan whereby eligible employees may purchase the Company's common stock at the lower of 85% of the market price at the time of grant or the time of purchase. There are 700,000 shares reserved for this plan of which 144,000 shares were issued on September 30, 1994 at $1.96 per share, 116,000 shares were issued on September 30, 1993 at $3.40 per share, and 82,000 shares were issued on September 30, 1992 at $3.05 per share.

                              IN HOME HEALTH, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

8.  INCOME TAXES
    The income tax provision for the years ended September 30, 1994, 1993 and 1992 consisted of (in thousands):

1994                                                                          FEDERAL     STATE      TOTAL
- ---------------------------------------------------------------------------  ---------  ---------  ---------
Current....................................................................  $     483  $      46  $     529
Deferred...................................................................       (138)        46        (92)
                                                                             ---------  ---------  ---------
                                                                             $     345  $      92  $     437
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------


1993                                                                          FEDERAL     STATE      TOTAL
- ---------------------------------------------------------------------------  ---------  ---------  ---------
Current....................................................................  $     437  $      94  $     531
Deferred...................................................................        291         43        334
                                                                             ---------  ---------  ---------
                                                                             $     728  $     137  $     865
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------

1992                                                                          FEDERAL     STATE      TOTAL
- ---------------------------------------------------------------------------  ---------  ---------  ---------
Current....................................................................  $     952  $     225  $   1,177
Deferred...................................................................        191         45        236
                                                                             ---------  ---------  ---------
                                                                             $   1,143  $     270  $   1,413
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------

    The income tax expense differs from the amount computed by applying the Federal statutory rate to income before income taxes for each of the years ended September 30, 1994, 1993 and 1992 as follows (in thousands):

                                                                                 1994       1993       1992
                                                                               ---------  ---------  ---------
Tax at Federal statutory rate................................................  $     233  $     664  $   1,263
State income taxes, net of Federal benefit...................................         92         90        178
Officers life insurance......................................................         24         45         27
Goodwill amortization........................................................         44         44         23
Meals and entertainment......................................................         32         34         16
Other........................................................................         12        (12)       (94)
                                                                               ---------  ---------  ---------
Income tax expense...........................................................  $     437  $     865  $   1,413
                                                                               ---------  ---------  ---------
                                                                               ---------  ---------  ---------

    The tax benefit related to the exercise of employee stock options is recorded as additional paid-in-capital.

    Income taxes paid during the years ended September 30, 1994, 1993 and 1992 were $31,000, $1,566,000 and $801,000, respectively.

    The Company adopted SFAS No. 109 as of the beginning of fiscal year 1993. The cumulative effect on prior years of this change in accounting principle reduced 1993 net income by $72,000, and is reported separately in the consolidated statement of income for the year ended September 30, 1993.

                              IN HOME HEALTH, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

8.  INCOME TAXES (CONTINUED)
    The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities at September 30, 1994 and 1993 are as follows:

                                                                       1994                     1993
                                                             ------------------------  ----------------------
                                                               CURRENT     LONG-TERM    CURRENT    LONG-TERM
                                                                ASSET      LIABILITY     ASSET     LIABILITY
                                                             -----------  -----------  ---------  -----------
Bad debt allowance.........................................   $     397    $  --       $     320   $  --
Depreciation and amortization..............................      --            2,047      --           1,749
Insurance accruals.........................................         225       --             561      --
Capitalized items expensed for taxes.......................      --              516      --             437
Vacation...................................................         240       --             189      --
AMT credit carry forward...................................      --             (321)     --          --
Other......................................................         (62)        (157)        (53)          1
                                                                  -----   -----------  ---------  -----------
                                                              $     800    $   2,085   $   1,017   $   2,187
                                                                  -----   -----------  ---------  -----------
                                                                  -----   -----------  ---------  -----------

9.  QUARTERLY FINANCIAL DATA (UNAUDITED)

              FISCAL 1994 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             FIRST     SECOND      THIRD     FOURTH
                                                            QUARTER    QUARTER    QUARTER    QUARTER
                                                           ---------  ---------  ---------  ---------
Service revenue..........................................  $  29,780  $  30,167  $  30,591  $  29,947
Income (loss) from operations............................      1,375        979        597     (1,598)
Net income (loss)........................................        646        410        152       (961)
Net income (loss) per share..............................        .04        .03        .01       (.06)

    See Note 5 for a discussion of a fourth quarter adjustment recorded to the Company's Medicare reserve.

              FISCAL 1993 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             FIRST     SECOND      THIRD     FOURTH
                                                            QUARTER    QUARTER    QUARTER    QUARTER
                                                           ---------  ---------  ---------  ---------
Service revenue..........................................  $  23,378  $  25,613  $  27,520  $  27,250
Income (loss) from operations............................      1,007        944        621       (140)
Net income (loss)........................................        486        491        286       (248)
Net income (loss) per share..............................        .03        .03        .02       (.02)

    The first quarter of 1993 net income and earnings per share data has been restated for the cumulative effect of adopting SFAS No. 109 of $72,000.

    See Note 5 for a discussion of a fourth quarter adjustment recorded to the Company's Medicare reserve.

10. SUBSEQUENT EVENTS
    On May 2, 1995, the Company entered into an agreement to form a strategic partnership with Manor Care, Inc. (Manor Care), a national health care and international lodging firm. Pursuant to this partnership, Manor Care will purchase up to 6.4 million common shares from the Company for $3.40 in cash per share. The Company will conduct a cash self-tender for 6.4 million of its shares (40% of outstanding) at $3.40 per share. In addition, Manor Care will invest $20 million in the Company in

                              IN HOME HEALTH, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

10. SUBSEQUENT EVENTS (CONTINUED)
exchange for voting convertible preferred stock. Manor Care will also receive three year warrants to purchase an additional 6 million shares of common stock at an exercise price of $3.75 per share. This transaction is subject to, among other conditions, the approval of the Company's shareholders and the completion of the self-tender by the Company.

                         PROXY -- IN HOME HEALTH, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST   , 1995

    The  undersigned hereby appoints                                         and
                               , or either of them,  as proxies with full  power
of substitution to vote all of the shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of In Home Health, Inc. to be held August , 1995 at .m. at
                            , Minneapolis,  Minnesota  or  at  any  adjournments
thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

(1) PROPOSAL TO APPROVE SECURITIES PURCHASE AND SALE AGREEMENT DATED AS OF MAY 2, 1995 BETWEEN IN HOME HEALTH, INC. AND MANOR HEALTHCARE CORP. AND THE TRANSACTIONS THEREUNDER

      / /  FOR              / /  AGAINST              / /  ABSTAIN

(2) PROPOSAL TO APPROVE AN AMENDMENT TO ARTICLE III OF THE ARTICLES OF INCORPORATION OF THE COMPANY

      / /  FOR              / /  AGAINST              / /  ABSTAIN

(3) PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S 1987 AND 1995 STOCK OPTION PLANS
      / /  FOR              / /  AGAINST              / /  ABSTAIN

(4) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

             THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON
        PROPOSALS (1), (2) AND (3) IN ACCORDANCE WITH THE SPECIFICATIONS
          MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

    PLEASE DATE AND SIGN exactly as your name(s) appears below indicating, where proper, the official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

                                              Dated                       , 1995
                                                 -------------------------------

                                              ----------------------------------
                                                   Signature of Stockholder